As filed with the Securities and Exchange Commission on January 16, 2024.
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Carrier Global Corporation
(Exact name of Registrant as specified in its charter)
Delaware	3585	83-4051582
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Kevin J. O’Connor
Senior Vice President, Chief Legal Officer
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copy to:
John C. Kennedy
Christodoulos Kaoutzanis
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000 (Telephone)
Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 16, 2024

CARRIER GLOBAL CORPORATION

Offers to Exchange New Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended,
for
Any and All Corresponding Outstanding Old Notes
Set Forth Opposite Below
New Notes	Old Notes
€750,000,000 4.375% NOTES DUE 2025 (COMMON CODE 275168874)	€750,000,000 4.375% NOTES DUE 2025 (144A XS2723571530 / RegS XS2723569559) (COMMON CODE 272357153 AND 272356955)
€750,000,000 4.125% NOTES DUE 2028 (COMMON CODE 275168882)	€750,000,000 4.125% NOTES DUE 2028 (144A XS2723576687 / RegS XS2723575879) (COMMON CODE 272357668 AND 272357587)
€850,000,000 4.500% NOTES DUE 2032 (COMMON CODE 275168904)	€850,000,000 4.500% NOTES DUE 2032 (144A XS2723577818 / RegS XS2723577149) (COMMON CODE 272357781 AND 272357714)
$1,000,000,000 5.800% NOTES DUE 2025 (CUSIP 14448C BB9)	$1,000,000,000 5.800% NOTES DUE 2025 (CUSIP 14448C AT1 AND U1453P AH4)
$1,000,000,000 5.900% NOTES DUE 2034 (CUSIP 14448C BC7)	$1,000,000,000 5.900% NOTES DUE 2034 (CUSIP 14448C AY0 AND U1453P AN1)
$1,000,000,000 6.200% NOTES DUE 2054 (CUSIP 14448C BD5)	$1,000,000,000 6.200% NOTES DUE 2054 (CUSIP 14448C BA1 AND U1453P AQ4)
Principal Terms of the Exchange Offers:
These are offers (the “exchange offers”) by Carrier Global Corporation, a Delaware corporation (“Carrier,” “we,” “us,” “our,” the “Company” or the “Registrant”), to exchange:
(1)
up to €750,000,000 4.375% Notes due 2025 (the “Old Euro 2025 Notes”) for a like principal amount of 4.375% Notes due 2025, the offer of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange 2025 Euro Notes”);

(2)
up to €750,000,000 4.125% Notes due 2028 (the “Old 2028 Notes”) for a like principal amount of 4.125% Notes due 2028, the offer of which has been registered under the Securities Act (the “Exchange 2028 Notes”);

(3)
up to €850,000,000 4.500% Notes due 2032 (the “Old 2032 Notes,” and together with the Old Euro 2025 Notes and the Old 2028 Notes, the “Old Euro Notes”) for a like principal amount of 4.500% Notes due 2032, the offer of which has been registered under the Securities Act (the “Exchange 2032 Notes,” and together with the Exchange 2025 Euro Notes and the Exchange 2028 Notes, the “Exchange Euro Notes”);

(4)
up to $1,000,000,000 5.800% Notes due 2025 (the “Old USD 2025 Notes”) for a like principal amount of 5.800% Notes due 2025, the offer of which has been registered under the Securities Act (the “Exchange 2025 USD Notes”);

(5)
up to $1,000,000,000 5.900% Notes due 2034 (the “Old 2034 Notes”) for a like principal amount of 5.900% Notes due 2034, the offer of which has been registered under the Securities Act (the “Exchange 2034 Notes”); and

(6)
up to $1,000,000,000 6.200% Notes due 2054 (the “Old 2054 Notes,” and together with the Old USD 2025 Notes and the Old 2034 Notes, the “Old USD Notes,” and together with the Old Euro Notes, the “Old Notes”) for a like principal amount of 6.200% Notes due 2054, the offer of which has been registered under the Securities Act (the “Exchange 2054 Notes,” and together with the Exchange 2025 USD Notes and Exchange 2034 Notes, the “Exchange USD Notes,” and together with the Exchange Euro Notes, the “Exchange Notes,” and the Exchange Notes together with the Old Notes and any additional notes that Carrier may issue from time to time under the Indenture (as defined below), the “Notes”).

Each of the exchange offers expires at 5:00 p.m., New York City time, on      , 2024, unless Carrier extends one or more offers. You may withdraw tenders of Old Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offers have been instituted or threatened in any court or by any governmental agency. The exchange offers are not conditioned upon any minimum principal amount of the outstanding Old Notes being tendered. We will not receive any proceeds from the exchange offer. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.
Principal Terms of the Exchange Notes:
The terms of the Exchange Notes to be issued in the exchange offers are substantially identical, in all material respects, to the terms of the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Euro Notes will not be listed on The International Stock Exchange, however, we have applied to list the Exchange Euro Notes on the New York Stock Exchange. Following the completion of the exchange offers and the listing of the Exchange Euro Notes on the NYSE, Carrier will seek to delist the Old Euro Notes from The International Stock Exchange. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist any series of the Exchange Euro Notes at any time. The Exchange Notes are new securities and there are currently no established trading markets for any series of the Exchange Notes. We do not intend to apply for listing of the Exchange USD Notes on any securities exchange or for inclusion of the Exchange USD Notes in any automated quotation system.
The Exchange Notes will be unsecured, unsubordinated obligations of Carrier and will rank equally in right of payment with all of Carrier’s existing and future unsecured, unsubordinated indebtedness.
You should carefully consider the risk factors beginning on page 12 of this prospectus before participating in any of the exchange offers.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the applicable exchange offer, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Exchange Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2024.

Carrier has not authorized anyone to provide you with information that is different from the information included in this document. Carrier cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to sell these securities.
No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Carrier. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Exchange Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Exchange Notes and participate in the exchange offers solely on information contained in this prospectus.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations. This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information.”
The exchange of Old Notes for Exchange Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Carrier has filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offers and the Exchange Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about Carrier, the exchange offers and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements that Carrier makes in this prospectus about certain contracts or other documents are not necessarily complete. When Carrier makes such statements, Carrier refers you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Carrier Global Corporation, 13995 Pasteur Boulevard, Palm Beach Gardens, FL 33418, Attention: Investor Relations.
To ensure timely delivery, you must request the information no later than     , 2024, which is five business days before the expiration of the exchange offers.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information included and incorporated by reference in this prospectus contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “pro forma,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance or the Acquisition (as defined herein) and related transactions. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, our strategies or transactions, the anticipated impacts of the Acquisition, including the incurrence of significant indebtedness and costs in connection with the Acquisition and related transactions, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements included or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus, unless we are required by applicable securities laws to do so.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes references to certain of our trademarks, service marks and trade names, which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. Solely for convenience, these trademarks, service marks and trade names may appear in this prospectus without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights in these trademarks, service marks and trade names. This prospectus may also contain references to the trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend the use or display of other companies’ trademarks, service marks or trade names herein to imply a relationship or affiliation with, or endorsement or sponsorship of the Company by, these other companies.
ii

SUMMARY
This summary highlights certain significant aspects of our business. This summary of information contained elsewhere or incorporated by reference into this prospectus is not complete and does not contain all of the information that may be relevant to you. You should carefully read the entire prospectus, including the information presented under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and the notes thereto. This summary contains forward-looking statements that involve risks and uncertainties.
Our Company
Carrier Global Corporation is a global leader in intelligent climate and energy solutions with a focus on providing differentiated, digitally enabled lifecycle solutions to our customers. Our portfolio includes industry-leading brands such as Carrier, Toshiba, Automated Logic, Carrier Transicold, Kidde, Edwards, LenelS2 and Viessmann that offer innovative heating, ventilating and air conditioning (“HVAC”), refrigeration, fire, security and building automation technologies to help make the world safer and more comfortable. We also provide a broad array of related building services, including audit, design, installation, system integration, repair, maintenance and monitoring. Our operations are classified into three segments: HVAC, Refrigeration and Fire & Security. Our worldwide operations are affected by global and regional industrial, economic and political factors and trends. These include the mega-trends of urbanization, climate change and increasing requirements for food safety driven by the food needs of the growing global population and the rising standards of living in emerging markets. We believe that our business segments are well positioned to benefit from favorable secular trends, including these mega-trends and from the strength of our industry-leading brands and track record of innovation. In addition, we regularly review our end markets to proactively identify trends and adapt our strategies accordingly.
In 2023, we announced our intention to complete a number of transactions designed to transform our portfolio and to facilitate our evolution into a high-growth and focused intelligent climate and energy solutions company, with an increased focus on electrification and energy transition mega-trends, and a global leader in HVAC and refrigeration (“HVACR”) and energy solutions. These portfolio transformation activities are primarily comprised of the acquisition of the VCS Business (as defined below) and exits from certain of our historical lines of business, as discussed below.
The Viessmann Climate Solutions Business Acquisition. On January 2, 2024, we completed our previously announced acquisition (the “Acquisition”) of the climate solutions business (the “VCS Business”) of Viessmann Group GmbH & Co. KG (“Seller” or “Viessmann”), pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) by and between Seller, us and our wholly owned subsidiary Johann Purchaser GmbH (“Purchaser”). Pursuant to the Share Purchase Agreement, the purchase price paid by Purchaser to Seller consisted of (i) EUR 10.2 billion in cash (the “Cash Consideration”), and (ii) 58,608,959 shares of our common stock, par value $0.01 per share (the “Common Stock,” and such consideration, the “Share Consideration”). To partially finance the Acquisition, on November 29, 2023, we completed the private offering and issuance of the Old Euro Notes, and on November 30, 2023, we completed the private offering and issuance of the Old USD Notes. The net proceeds of these offerings, together with cash on hand and borrowings under our Term Loan Credit Agreement and Bridge Loan (each as defined below), were used to fund the Cash Consideration and to pay fees and expenses in connection with the Acquisition.
Exit from Historical Lines of Business. On April 25, 2023, we announced plans to exit our Fire & Security and Commercial Refrigeration businesses over the course of 2024. On December 8, 2023, we announced our entry into a definitive agreement to sell our security business, Global Access Solutions, including the LenelS2, Supra and Onity brands, to Honeywell International Inc. for an enterprise value of $4.95 billion. On December 13, 2023, we announced the entry into a definitive agreement to sell our global commercial refrigeration business to Haier Europe Appliances Holding B.V. for an enterprise value of $775 million. We expect to use the proceeds from these transactions to reduce leverage, advance our capital allocation priorities and for general corporate purposes.
Exchange Offers
The registration statement of which this prospectus forms a part is being filed pursuant to the Registration Rights Agreements (as defined below) entered into by us in connection with the offerings of the Old Euro Notes and the Old USD Notes. Pursuant to the Registration Rights Agreements, we agreed for the benefit of the holders of the Old Notes to use commercially reasonable efforts to conduct a registered offering to exchange each series of Old Notes for Exchange Notes with terms substantially identical in all material respects to such series of Old Notes (subject to certain limited exceptions). After the SEC declares the exchange offer registration statement effective, we intend to offer the Exchange Notes in return for the Old Notes. See “Registration Rights Agreements.”
Corporate Information
We were incorporated in Delaware on March 15, 2019. Our principal executive offices are located at 13995 Pasteur Boulevard, Palm Beach Gardens, FL 33418, and our telephone number is (561) 365-2000. We maintain an Internet site at www.corporate.carrier.com. Our website and the information contained therein or connected thereto are not incorporated herein, and you should not rely on any such information in making an investment decision.

THE EXCHANGE OFFERS
Background
On November 29, 2023, we completed the private offering and issuance of the Old Euro Notes, and on November 30, 2023, we completed the private offering and issuance of the Old USD Notes. The net proceeds of the Old Notes, together with cash on hand and borrowing under the Company’s existing term loan credit facilities and bridge facilities, were used to fund the Cash Consideration and to pay fees and expenses in connection with the Acquisition. We are offering to issue the Exchange Notes in exchange for the Old Notes to satisfy our obligations under the Registration Rights Agreements, dated November 29, 2023, and November 30, 2023 (as applicable) (together, the “Registration Rights Agreements”), that we entered into with the initial purchasers of the Old Notes.
After the exchange offers are complete, holders of Old Notes will no longer be entitled to any exchange or registration rights with respect to the Exchange Notes.
Exchange Offers
The Registrant is offering to exchange:
•	the unregistered Old Euro 2025 Notes for a like principal amount of the Exchange 2025 Euro Notes;
•	the unregistered Old 2028 Notes for a like principal amount of the Exchange 2028 Notes;
•	the unregistered Old 2032 Notes for a like principal amount of the Exchange 2032 Notes;
•	the unregistered Old USD 2025 Notes for a like principal amount of the Exchange 2025 USD Notes;
•	the unregistered Old 2034 Notes for a like principal amount of the Exchange 2034 Notes; and
•	the unregistered Old 2054 Notes for a like principal amount of the Exchange 2054 Notes.
The Exchange Notes will be substantially identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Euro Notes will not be listed on The International Stock Exchange.
Old Euro Notes may be exchanged only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Old USD Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000. You should read the discussion under the headings “The Exchange Notes” and “Description of the Exchange Notes” for further information regarding the Exchange Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Exchange Notes.
Resales
Based on interpretations by the staff of the SEC set forth in previous no-action letters issued to third parties, Carrier believes that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:
•	are acquiring the Exchange Notes in the ordinary course of business;
•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and
•	are not an “affiliate” of Carrier, as defined in Rule 405 of the Securities Act.
By tendering your Old Notes as described in “Terms of Exchange Offers— Procedures for Tendering the Old Notes,” you will be making representations to the effect of the above conditions. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.
We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.
Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers in exchange for the Old Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”
Any holder of Old Notes who:
•	is an affiliate of Carrier;
•	does not acquire the Exchange Notes in the ordinary course of its business; or
•	cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters;

must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Carrier will not assume, nor will Carrier indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Exchange Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.
If applicable law or applicable interpretations of the staff of the SEC do not permit Carrier to effect the exchange offers, or if the exchange offers are not consummated by November 28, 2024, in the case of the Old Euro Notes and November 29, 2024, in the case of the Old USD Notes, for any reason, or upon the request of holders of the Notes under certain limited circumstances, Carrier will be required to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of the Old Notes.
Expiration Time
Each of the exchange offers will expire at 5:00 p.m., New York City time, on     , 2024, or such later date and time to which Carrier extends such offers. Carrier does not currently intend to extend the expiration time for any of the offers.
Conditions to the Exchange Offers
The exchange offers are subject to the following conditions, which Carrier may waive:
•	the exchange offers do not violate applicable law or applicable interpretations of the staff of the SEC; and
•
there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the exchange offers, which, in Carrier’s judgment, could reasonably be expected to impair Carrier’s ability to proceed with the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of outstanding Old Notes being tendered. See “Terms of the Exchange Offers—Conditions to the Exchange Offers.”
Procedures for Tendering the Old Notes
To exchange your Old Notes, you are required follow certain procedures. See “Terms of the Exchange Offers—Procedures for Tendering the Old Notes” for more information.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Notes in the exchange offers, you should promptly contact the person in whose name the

Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time. See “Terms of the Exchange Offers— Procedures for Tendering Old Notes.”
Withdrawal of Tenders
Tenders of Old Notes pursuant to any of the exchange offers may be withdrawn at any time prior to the expiration time of the applicable exchange offer. See “Terms of the Exchange Offers—Withdrawal of Tenders.”
Acceptance of the Old Notes and Delivery of Exchange Notes
If all the conditions to the completion of the exchange offers are satisfied, Carrier will accept any and all Old Notes that are properly tendered in the exchange offers and not properly withdrawn before the applicable expiration time. Carrier will return any Old Notes that Carrier does not accept for exchange to its registered holder at its expense promptly after the expiration time. Carrier will deliver the Exchange Notes to the registered holders of Old Notes accepted for exchange promptly after the expiration time and acceptance of such Old Notes. See “Terms of the Exchange Offers—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”
Effect on Holders of Old Notes
As a result of making, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, the exchange offers, Carrier will have fulfilled a covenant contained in the Registration Rights Agreements. If a holder of Old Notes does not tender their Old Notes in the exchange offers, such holder will continue to hold their Old Notes and such holder will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture (as defined in “Description of the Exchange Notes”), except for any rights under the Registration Rights Agreements that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers—Purpose and Effect of the Exchange Offers.”
Consequences of Failure to Exchange
All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture.
In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Old Notes will likely become more limited to the extent that other holders of Old Notes participate in the exchange offers. Additionally, following the completion of the exchange offers, the Old Euro Notes will be delisted from The International Stock Exchange, which will disrupt the trading market for your Old Euro Notes. Following consummation of the exchange offers, Carrier will not be required to register under the Securities Act any Old Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Old Notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreements.
If your Old Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Old Notes. See “Terms of the Exchange Offers—Consequences of Failure to Exchange” and “Risk Factors.”
Material U.S. Federal Income Tax Considerations
The exchange of Old Notes for Exchange Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
USD Exchange Agent
Deutsche Bank Trust Company Americas is serving as exchange agent in connection with the exchange offers for the Old USD Notes (the “USD exchange agent”). The address and telephone number of the USD exchange agent are set forth in the section captioned “Terms of the Exchange Offers—Exchange Agents.”
Euro Exchange Agent
Kroll Issuer Services Limited is serving as the exchange agent in connection with the exchange offers for the Old Euro Notes (the “Euro exchange agent,” and together with the USD exchange agent, the “exchange agents”). The address and telephone number of the Euro exchange agent are set forth in the section captioned “Terms of the Exchange Offers—Exchange Agents.”

THE EXCHANGE NOTES
The terms of the Exchange Notes are summarized below solely for your convenience. This summary is not a complete description of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same terms as the Old Notes. For a more detailed description of the Exchange Notes, see the discussion under the caption “Description of the Exchange Notes” beginning on page 48 of this prospectus.
You should read the full text and more specific details contained elsewhere in this prospectus, including the “Risk Factors” section and consolidated financial statements and the notes thereto.
In this section, the terms “Company,” “we” and “our” refer only to Carrier Global Corporation and not any of its subsidiaries.
Issuer
Carrier Global Corporation
Securities Offered
€750,000,000 aggregate principal amount of Exchange 2025 Euro Notes.
€750,000,000 aggregate principal amount of Exchange 2028 Notes.
€850,000,000 aggregate principal amount of Exchange 2032 Notes.
$1,000,000,000 aggregate principal amount of Exchange 2025 USD Notes.
$1,000,000,000 aggregate principal amount of Exchange 2034 Notes.
$1,000,000,000 aggregate principal amount of Exchange 2054 Notes.
Interest Rate on Exchange Notes
4.375% for the Exchange 2025 Euro Notes.
4.125% for the Exchange 2028 Notes.
4.500% for the Exchange 2032 Notes.
5.800% for the Exchange 2025 USD Notes.
5.900% for the Exchange 2034 Notes.
6.200% for the Exchange 2054 Notes.
Interest Payment Dates
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
Interest on the Exchange 2025 Euro Notes will be payable on May 29 of each year.

Interest on the Exchange 2028 Notes will be payable on May 29 of each year.
Interest on the Exchange 2032 Notes will be payable on November 29 of each year.
Interest on the Exchange 2025 USD Notes will be payable on May 30 and November 30 of each year.
Interest on the Exchange 2034 Notes will be payable on March 15 and September 15 of each year.
Interest on the Exchange 2054 Notes will be payable on March 15 and September 15 of each year.
Maturity Dates
May 29, 2025 for the Exchange 2025 Euro Notes.
May 29, 2028 for the Exchange 2028 Notes.
November 29, 2032 for the Exchange 2032 Notes.
November 30, 2025 for the Exchange 2025 USD Notes.
March 15, 2034 for the Exchange 2034 Notes.
March 15, 2054 for the Exchange 2054 Notes.
Optional Redemption
Each new series of Exchange Notes will have the same optional redemption terms as the corresponding series of Old Notes for which such new series of Exchange Notes is being offered in exchange.
For additional information, see “Description of the Exchange Notes—Optional Redemption.”
Ranking
The Exchange Notes will be our unsecured, unsubordinated obligations and will:
•	rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations;
•	rank senior in right of payment to all of our future indebtedness that is subordinated to the Exchange Notes;
•	be effectively subordinated in right of payment to all of our future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each of our subsidiaries.
Currency
All payments of interest and principal, including payments made upon redemption or repurchase of the Exchange USD Notes, will be payable in U.S. dollars.
All payments of interest and principal, including payments made upon redemption or repurchase of the Exchange Euro Notes, will be payable in euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Exchange Euro

Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture (as defined below).
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Exchange Notes—Certain Definitions”), unless we exercised our right to redeem the Exchange Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Exchange Notes will have the right to require us to purchase all or a portion of such holder’s Notes pursuant to an offer as described in “Description of the Exchange Notes— Offer to Purchase Upon Change of Control Triggering Event,” at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined in “Description of the Exchange Notes— Offer to Purchase Upon Change of Control Triggering Event”). See “Description of the Exchange Notes— Offer to Purchase Upon Change of Control Triggering Event.”
Use of Proceeds
Carrier will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, Carrier will receive in exchange Old Notes in like principal amount, which will be cancelled and, as such, issuing the Exchange Notes will not result in any increase in Carrier’s indebtedness or be financed with new borrowings.
Certain Covenants
The Indenture includes covenants that, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries (as defined in “Description of the Exchange Notes— Certain Definitions”) to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance, or security interest on any Principal Properties (as defined in “Description of the Exchange Notes— Certain Definitions”) and to enter into sale and leaseback transactions (as defined in “Description of the Exchange Notes— Limitations upon Sales and Leasebacks”) with respect to Principal Properties and will limit our ability to consolidate with or merge into any other person or convey, transfer, or lease all or substantially all of our properties and assets to any person. These covenants will be subject to a number of important qualifications and limitations. See “Description of the Exchange Notes.”
Trustee, Securities Registrar and Paying Agent
Deutsche Bank Trust Company Americas will serve as trustee (the “Trustee”), securities registrar and paying agent for the Exchange Notes.
Form and Denominations
The Exchange USD Notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Exchange USD Notes through Clearstream or Euroclear, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Exchange USD Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000.
The Exchange Euro Notes will be book-entry only through the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A., société anonyme, Luxembourg (“Clearstream”). The Exchange Euro Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Risk Factors
For a discussion of risk factors you should carefully consider before deciding to purchase the Exchange Notes, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages ii and 12, respectively, of this prospectus.
No Public Market
The Exchange Notes are new securities and there are currently no established trading markets for any series of the Exchange Notes. Carrier does not intend to apply for listing of the Exchange USD Notes on any securities exchange or for inclusion of the Exchange USD Notes in any automated quotation system. We have applied to list the Exchange Euro Notes on the NYSE. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist any series of the Exchange Euro Notes at any time.
Governing Law
The Exchange Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
In addition to the other information included or incorporated by reference in this prospectus, including the risk factors included in our 2022 Annual Report, you should carefully consider the following risks before making a decision to continue your investments in the Notes or to tender your Old Notes in exchange for the Exchange Notes.
Carrier is subject to certain risks and uncertainties due to the nature of the business activities it conducts. The risks discussed below and incorporated by reference herein, any of which could materially and adversely affect its business, financial condition, cash flows, performance and results of operations, are not the only risks Carrier faces. Carrier may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that Carrier currently deems to be immaterial may also materially and adversely affect its business, financial condition, cash flows, performance and results of operations. In any such case, you may lose all or a part of your original investment and not realize any return you may have expected thereon. Investing in the Exchange Notes involves risks. Prospective investors should consider carefully all of the information set forth in this prospectus and any free writing prospectus filed by us with the SEC. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Carrier After Completion of the Acquisition
We may not achieve the intended benefits of the Acquisition and the Acquisition may disrupt our current plans or operations.
We may be unable to successfully integrate the Viessmann Climate Solutions SE’s (“Viessmann Climate Solutions”) assets or otherwise realize the expected benefits of the potential transaction (including cost synergies). Difficulties in integrating the VCS Business into our business may result in our performing differently than expected, in operational challenges and in the failure to realize anticipated cost synergies and efficiencies in the expected timeframe or at all, in which case the Acquisition may not improve our balance sheet position and may not generate additional free cash flow. The integration of the VCS Business may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; managing the expenses and operational challenges of the integration process; consolidating corporate and administrative infrastructures; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration associated with the Acquisition. Following the Acquisition, we may not realize the expected cost synergies and other benefits currently anticipated from the Acquisition.
The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company.
The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated therein. Further, our actual results and financial position may differ materially and adversely from the unaudited pro forma condensed combined financial information that is incorporated by reference in this prospectus. The unaudited pro forma condensed combined financial information reflects certain adjustments, including the conversion of financial statements for the VCS Business from German GAAP to U.S. GAAP, as well as adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting is based upon the actual purchase price and the fair value of the assets and liabilities under U.S. GAAP as of the date of the Acquisition. We expect that there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the pro forma condensed combined financial information incorporated by reference in this prospectus.
We have incurred, and we expect to incur, substantial expenses related to the Acquisition and the integration with the VCS Business.
We have incurred, and we expect to incur, substantial expenses in connection with the integration with the VCS Business. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, marketing and benefits. We have also incurred transaction fees and costs related to formulating integration plans for the VCS Business, and the execution of these plans may lead to additional unanticipated costs. We may incur additional costs relating to employee retention, redeployment, relocation or severance fees, as well as costs necessary to maintain employee morale and to attract, motivate or retain management personnel and other key employees. While we expect that we have already incurred the substantial majority of these costs as non-recurring expenses related to the completion of the Acquisition and related transactions, we may incur additional fees and expenses following the completion of the closing of the Acquisition that exceed our current estimates due to factors beyond our control.
In addition, we expect to incur a number of non-recurring costs associated with achieving cost synergies in connection with the Acquisition, in addition to costs previously incurred by us. These non-recurring costs cannot be estimated accurately at this time and may be higher than we anticipate.
As a result of the Acquisition, rating agencies may take negative actions with regard to our credit ratings, which may increase our financing costs. These additional costs may exceed the savings we were expecting to achieve from the elimination of duplicative costs and the realization of other efficiencies related to the integration of the VCS Business.
The Acquisition may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.
Following the Acquisition, some of the customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners of the VCS Business may terminate or scale back their current or prospective business relationships with us. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that we are too closely allied with one of their competitors. In addition, the VCS Business has contracts with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners that may require it to obtain consents from these other parties in connection with the Acquisition, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the Acquisition, or if we, following the Acquisition, lose the benefits of the contracts of the VCS Business, our business and financial performance could suffer.
Uncertainties associated with the Acquisition may cause a loss of management personnel and other key employees, and we may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect our future business and operations after the completion of the Acquisition.
The VCS Business is dependent on the experience and industry knowledge of its management personnel and other key employees to execute our business plans for the VCS Business. Our success after the completion of the Acquisition will depend in part upon our ability to attract, motivate and retain key management personnel and other key employees within the VCS Business. The VCS Business’s current and prospective employees may experience uncertainty about their roles, which may have an adverse effect on the VCS Business’s ability to attract, motivate or retain management personnel and other key personnel. We may be unable to attract, motivate and retain the VCS Business’s management personnel and other key employees to the same extent that the VCS Business has previously been able to attract or retain our own employees.
Risks Related to the Exchange Notes
We have significant outstanding unused borrowing capacity and may incur additional debt in the future. The terms of our current indebtedness and the Indenture, and the terms of any future indebtedness may, restrict the activities of the company.
As of the date of this prospectus, we had outstanding $13.9 billion principal amount of unsecured, unsubordinated long-term notes in twelve series with maturity dates ranging from 2025 to 2054. Additionally, we had outstanding borrowings of ¥54 billion (approximately $370 million) under our senior unsecured Japanese Term Loan Facility (the “Japanese Term Loan Facility”), approximately $2.5 billion in outstanding borrowings under our Term Loan Credit Facility, approximately $473 million in outstanding borrowings under our bridge term loan consisting of a euro-denominated tranche in an aggregate amount of €113.5 million and a USD-denominated tranche in an aggregate amount of $349 million, the proceeds of which were used to fund a portion of the Cash Consideration (the “Bridge Loan”), no borrowings under either the $2 billion in commitments under the 5-year senior unsecured revolving credit agreement (the “5-Year Revolving Credit Agreement”) or the $500 million in commitments under the 364-Day Revolving Credit Agreement.
The agreements governing our indebtedness contain affirmative and negative covenants customary for financings of these types, which, among other things, limit our ability to incur additional liens, to make certain fundamental changes and to enter into sale and leaseback transactions. Additionally, certain of the agreements also contain a financial covenant in the form of a consolidated total net leverage ratio and customary events of default (including a change of control) for financings of this type. As of the date of this prospectus, we were in compliance with the covenants under the agreements governing our outstanding indebtedness. Our ability to comply with such restrictions and covenants, some of which have already been amended as described above, may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders or holders, as applicable, then, subject to the applicable cure periods and conditions, any outstanding indebtedness could be declared immediately due and payable. Although not currently expected, we may incur significantly more indebtedness in the future by drawing under the 5-Year Revolving Credit Agreement, the 364-Day Revolving Credit Agreement, our senior unsecured delayed draw term loan credit agreement (the “Term Loan Credit Agreement”), the Japanese Term Loan Facility or otherwise. See “The Indenture does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions, and there are no financial covenants in the Indenture. As a result, we may incur additional debt, which could increase the risks associated with our substantial debt.”
Servicing our indebtedness requires a significant amount of cash and we may not generate sufficient cash flow from our business to pay our substantial indebtedness.
As of the date of this prospectus, we had approximately $17.3 billion in aggregate principal amount of outstanding indebtedness. Our debt and our debt service obligations could:
•
make it more difficult and/or costly for us to pay or refinance our debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause our cash flow from operations to be insufficient to make scheduled debt service payments;

•
limit our flexibility to pursue strategic opportunities or react to changes in our business and the industry sectors in which we operate and, consequently, put us at a competitive disadvantage to our competitors that have less debt;

•
require a substantial portion of our available cash to be used for debt service payments, thereby reducing the availability of our cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm our prospects for growth and the market price of our Common Stock and debt securities (including the Exchange Notes offered hereby), among other things; and

•	result in higher interest expense, which could be further increased in the event of increases in interest rates on our current or future borrowings subject to variable rates of interest.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive, regulatory factors, as well as other factors beyond our control. Our cash flow from operations in the future may be insufficient to service our indebtedness because of factors beyond our control. If we are unable to generate the necessary cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The Indenture does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions, and there are no financial covenants in the Indenture. As a result, we may incur additional debt, which could increase the risks associated with our substantial debt.
Neither we nor any of our subsidiaries is restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Exchange Notes could be adversely affected.
Additionally, we may from time to time incur additional debt and other liabilities. There are no financial covenants in the Indenture, unlike the 5-Year Revolving Credit Agreement, the 364-day senior unsecured revolving credit agreement facilitating borrowing of up to $500 million (the “364-Day Revolving Credit Agreement”) and the Term Loan Credit Agreement, which contain a financial covenant in the form of a consolidated total net leverage ratio, and we are not restricted under the Indenture from paying dividends or issuing or repurchasing our securities. Except for the covenants and other provisions described in “Description of the Exchange Notes,” there are no covenants or other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of Carrier.
Except for the covenants described in “Description of the Exchange Notes” there are no covenants or any other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of Carrier. The Credit Facilities do contain certain financial covenants.
Upon the occurrence of a Change of Control Triggering Event with respect to the Exchange Notes, each holder of the Exchange Notes will generally have the right to require us to purchase the Exchange Notes as described under “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event.” However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you, including by increasing the total amount of our outstanding indebtedness, adversely affecting our capital structure or credit rating or otherwise adversely affecting the holders of the Notes. If any such transaction were to occur, the value of the Notes could decline.
We may not have sufficient cash to purchase the Exchange Notes upon a Change of Control Triggering Event.
As described under “Description of the Exchange Notes— Offer to Purchase Upon Change of Control Triggering Event,” we will be required to offer to purchase all of the Exchange Notes upon the occurrence of a Change of Control Triggering Event, if one were to occur. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the Exchange Notes under such circumstances. In addition, our ability to purchase the Exchange Notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. If we were unable to purchase the Exchange Notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under each series of Exchange Notes, as applicable, under the Indenture.
An increase in market interest rates could result in a decrease in the relative value of the Exchange Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if market interest rates increase, the market values of your Exchange Notes may decline. We cannot predict the future level of market interest rates.
Changes in our credit ratings may adversely affect the value of the Exchange Notes.
Any ratings assigned to the Exchange Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Exchange Notes.
There is currently no market for the Exchange Notes, and active trading market may not develop for the Exchange Notes.
The Exchange Notes are a new issue of securities for which there currently is no established public market. We do not intend to apply for listing of the Exchange USD Notes on any securities exchange or to arrange for quotation of the Exchange USD Notes on any automated dealer quotation system. We have applied for listing of the Exchange Euro Notes for trading on the New York Stock Exchange. Once the NYSE listing is obtained, we have no obligation to maintain such listing, and we may delist the Exchange Euro Notes at any time. In addition, the liquidity of the trading market in the Exchange Notes and the market price quoted for the Exchange Notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or changes in the financial performance or prospects of companies in our industry. In addition, such market-making activities may be limited during the exchange offers or while the effectiveness of a registration statement is pending. Active trading markets for the Notes may not develop or be sustained and there can be no assurances as to the liquidity of any markets that do develop. You may not be able to sell your Notes at a particular time, and the price that you receive when you sell may not be favorable.
Certain covenants in the Indenture apply to property that has been determined to be a Principal Property, however, neither we nor any of our Wholly-Owned Domestic Manufacturing Subsidiaries currently has any property that has been determined to be a Principal Property under the Indenture.
The Indenture includes covenants that will, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance or security interest on and enter into sale and leaseback transactions with respect to Principal Properties, subject to certain important qualifications and limitations. However, as of the date of this prospectus, neither the Company, nor any of the Company’s Wholly-Owned Domestic Manufacturing Subsidiaries has any property that constitutes a Principal Property under the Indenture.
Our Board of Directors has broad discretion to determine that a property is not a Principal Property and therefore not subject to certain covenants in the Indenture.
The Indenture includes covenants that, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance or security interest on and enter into sale and leaseback transactions with respect to Principal Properties, subject to certain important qualifications and limitations. The Indenture provides that a Principal Property means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by the Company or any of its Wholly-Owned Domestic Manufacturing Subsidiaries and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date the determination as to whether a property is a Principal Property is being made, is an amount which exceeds 1% of the consolidated net total assets of the Company and its consolidated subsidiaries, subject to certain exceptions. Under the terms of the Indenture, our Board of Directors may determine from time to time after the issuance of the Exchange Notes that any such property is not a Principal Property, and, therefore, such property is not subject to the covenants in the Indenture.
The Exchange Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.
The Exchange Notes will be obligations exclusively of the Company. Additionally, the Exchange Notes will not be guaranteed by any of our subsidiaries. As a result, the Exchange Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The Indenture does not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future. As of the date of this prospectus, we had $17.3 billion in aggregate principal amount of outstanding indebtedness.
Our subsidiaries are separate and distinct legal entities from us and have no obligation to pay any amounts due on the Exchange Notes or to provide us with funds to meet the respective payment obligations on the Exchange Notes. Any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and therefore the rights of the holders of the Exchange Notes to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries.

Our credit ratings may not reflect all risks of your investment in the Exchange Notes.
Any credit ratings assigned or that will be assigned to the Exchange Notes are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs.
We may choose to redeem the Exchange Notes of certain series prior to maturity.
We may redeem some or all of the Exchange Notes at any time and from time to time. See “Description of the Exchange Notes— Optional Redemption.” Although the Exchange Notes contain provisions designed to compensate you for the lost value of such Exchange Notes if we redeem some or all of such Exchange Notes prior to maturity, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the Exchange Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Exchange Notes.
The Exchange Euro Notes may not remain listed on the New York Stock Exchange. In addition, the Old Euro Notes are expected to be delisted from The International Stock Exchange following the completion of the exchange offers.
Application has been made to the New York Stock Exchange for the listing of the Exchange Euro Notes. However, there can be no assurance that the Exchange Euro Notes will remain listed on the New York Stock Exchange for any length of time following the completion of the exchange offers. If the Company cannot maintain the listing on the New York Stock Exchange, or if it becomes unduly burdensome to make or maintain such listing, the Company may cease to make or maintain such listing. Although no assurance is made as to the liquidity of the Exchange Euro Notes as a result of listing on the New York Stock Exchange or another recognized listing exchange for comparable issuers the delisting of the Exchange Euro Notes from the New York Stock Exchange may have an adverse effect on a holder’s ability to resell the Exchange Euro Notes in the secondary market.
Furthermore, following the completion of the exchange offers and the listing of the Exchange Euro Notes on the NYSE, the Old Euro Notes will be delisted from The International Stock Exchange. See “Risks Related to this Exchange—You may have difficulty selling the Old Notes that you do not exchange.”
An investment in the Exchange Euro Notes by a holder whose home currency is not euro entails risks.
All payments of interest on and the principal of the Exchange Euro Notes and any redemption price for the Notes will be made in euro. An investment in the Exchange Euro Notes by a holder whose home currency is not the euro entails risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Exchange Euro Notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the Exchange Euro Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.
The Exchange Euro Notes permit us to make payments in dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by any of the member states of the European Union that as of the date hereof have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Exchange Euro Notes will be made in U.S. Dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. Dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Exchange Euro Notes so made in U.S. Dollars will not constitute an Event of Default under the Exchange Euro Notes or the Indenture.
Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the Exchange Euro Notes.
Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Exchange Euro Notes.
The indenture is, the Old Euro Notes, and the Exchange Euro Notes, will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Exchange Euro Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. Dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Exchange Euro Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. Dollars. For example, a judgment for money in an action based on the Exchange Euro Notes in many other United States federal or state courts ordinarily would be enforced in the United States only in U.S. Dollars. The date used to determine the rate of conversion of euro into U.S. Dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
The Exchange Euro Notes will initially be held in book-entry form, and therefore you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.
The Exchange Euro Notes will initially only be issued in global certificated form and held through Euroclear and Clearstream, as applicable. Interests in the global Exchange Euro Notes will trade in book-entry form only, and Exchange Euro Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of the book-entry interests will not be considered owners or holders of Exchange Euro Notes unless and until definitive Exchange Euro Notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole registered holder of the global notes representing the Exchange Euro Notes.
Payments of principal, interest and other amounts owing on or in respect of the Exchange Euro Notes in global form will be made to our Paying Agent, which will make payments to Clearstream and Euroclear, as applicable. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the Exchange Euro Notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, neither the Company or the trustee, nor any Paying Agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the Exchange Euro Notes, you must rely on the procedures of Clearstream and Euroclear, as applicable, and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the Exchange Euro Notes under the Indenture.
Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Exchange Euro Notes.

Instead, if you own a book-entry interest, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.
Similarly, upon the occurrence of an Event of Default, unless and until definitive registered Exchange Euro Notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Book-Entry Settlement and Clearance.”
The Exchange Euro Notes have minimum specified denominations of €100,000.
The Exchange Euro Notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Exchange Euro Notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of Exchange Euro Notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding and would need to purchase a principal amount of Exchange Euro Notes such that its holding amounts to at least €100,000.
Risks Related to this Exchange
You may have difficulty selling the Old Notes that you do not exchange.
If you do not exchange your Old Notes for Exchange Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes, and we will not be required to offer another opportunity for you to exchange your Old Notes for registered notes except in limited circumstances. The restrictions on transfer of your Old Notes arise because Carrier issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Old Notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the Old Notes under the Securities Act. We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Old Notes. To the extent Old Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Old Notes would likely be adversely affected. See “Terms of the Exchange Offers—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Old Notes.
Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offers will be substantially limited. Additionally, following the completion of the exchange offers, the Old Euro Notes will be delisted from The International Stock Exchange, which will disrupt the trading market for your Old Euro Notes. Any Old Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Old Notes of the applicable series outstanding. Following the completion of the exchange offers, if you do not tender your Old Notes, you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Old Notes in the exchange offers for the purpose of participating in a distribution of the Exchange Notes, or resells Exchange Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its Old Notes in the exchange offers for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Exchange Notes.
Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including a properly completed and duly executed letter of transmittal or an agent’s message from DTC or an Electronic Exchange Instruction from Euroclear or Clearstream, as applicable. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. The method of delivery of Old Notes and all other required documents to the applicable exchange agent is at the election and risk of the holders of the Old Notes.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers— Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Old Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Old Notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of Old Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
Carrier will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, Carrier will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled, and, as such, the issuance of the Exchange Notes will not result in any increase in Carrier’s indebtedness.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information of Carrier and the VCS Business as of and for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 has been prepared in accordance with Article 11 of Regulation S-X and is derived from Carrier’s historical consolidated financial statements which are included in Carrier's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, respectively, and the VCS Business’s combined financial statements, which have been prepared specifically for the purpose of the Acquisition and which are incorporated by reference in this prospectus.
The historical financial statements of Carrier and the VCS Business have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the Transactions (which term we use in this section to refer to the closing of the Acquisition, the issuance and sale of the Old Notes and the Company's incurrence of borrowings under the Term Loan Credit Agreement and the Bridge Facility to fund a portion of the Cash Consideration, and the application of the proceeds of such borrowings), in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and certain estimates and assumptions that management believes are reasonable under the circumstances.
The Acquisition will be accounted for as a business combination using the acquisition method with Carrier as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to the VCS Business’s assets acquired and liabilities assumed based upon their estimated fair values, with limited exceptions, as of the closing date of the Acquisition. The process of valuing the net assets of the VCS Business at the expected closing date of the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value.
The unaudited pro forma condensed combined financial information is based on the preliminary information available as of the date of this prospectus and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. Accordingly, the final purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed, particularly in regard to definite-lived intangible assets and deferred tax assets and liabilities, which could be material.
The unaudited pro forma condensed combined financial information and related notes are provided for informational purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The unaudited pro forma condensed combined financial information is based on information and assumptions, which are described in the accompanying notes. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. The results and balances reflected herein are not intended to be a projection of future financial position or results of operations of Carrier following the completion of the Transactions, which may vary materially from the results reflected because of various factors. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on September 30, 2023, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 are presented as if the Transactions had occurred on January 1, 2022. The unaudited pro forma condensed combined financial information presented herein has been derived from:
•
Carrier’s historical unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2023 and the audited consolidated financial statements and accompanying notes for the twelve months ended December 31, 2022, included in the 2023 Quarterly Report on Form 10-Q and the 2022 Annual Report on Form 10-K; and

•
The VCS Business’s unaudited combined financial statements as of and for the nine months ended September 30, 2023 and the audited combined financial statements for the twelve months ended December 31, 2022 prepared specifically for the purpose of the Acquisition, and which are incorporated herein by reference.

The following unaudited pro forma condensed combined financial information gives effect to the Transactions, which includes adjustments for the following:
•	Conversion adjustments to convert the VCS Business’s combined financial statements from German GAAP to Carrier’s accounting policies in accordance with U.S. GAAP;
•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $ 14.2 billion (€ 12.9 billion);
•	The proceeds and uses of the financing arrangements entered into in connection with the Acquisition; and
•	Non-recurring costs incurred and expected to be incurred in connection with the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023
(U.S. Dollars in millions)
	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Assets
Cash and cash equivalents	3,902	189	(11,165)	3A	8,451	3H	1,373
			(46)	3E	—
			42	3F	—
Accounts receivable, net	3,030	608	—		—		3,638
Contract assets, current	605	—	—		—		605
Inventories, net	2,562	1,018	180	3D	—		3,760
Other assets, current	412	222	(111)	3F	—		523
Total current assets	10,511	2,037	(11,100)		8,451		9,899
Future income tax benefits	712	117	(117)	3G	—		712
Fixed assets, net	2,210	555	203	3B	—		2,968
Operating lease right-of-use assets	577	98	—		—		675
Intangible assets, net	1,100	8	4,619	3C	—		5,727
Goodwill	9,825	3	14,171	3A	—		18,942
			(203)	3B	—
			(4,619)	3C	—
			(180)	3D	—
			1,407	3G	—
			(1,462)	3I	—
Pension and post-retirement assets	29	—	—		—		29
Equity method investments	1,166	—	—		—		1,166
Other assets	414	28	—		—		442
Total Assets	26,544	2,846	2,719		8,451		40,560
Liabilities and Equity
Accounts payable	2,887	251	—		—		3,138
Accrued liabilities	2,832	689	(69)	3F	—		3,452
Contract liabilities, current	496	94	—		—		590
Current portion of long-term debt	134	10	—		475	3H	619
Total current liabilities	6,349	1,044	(69)		475		7,799
Long-term debt	8,651	20	—		7,995	3H	16,666
Future pension and post-retirement obligations	337	74	—		—		411
Future income tax obligations	553	161	1,290	3G	—		2,004
Operating lease liabilities	465	74	—		—		539
Other long-term liabilities	1,687	11	—		—		1,698
Total Liabilities	18,042	1,384	1,221		8,470		29,117
Equity
Common stock	9	—	1	3A	—		10
Treasury stock	(1,972)	—	—		—		(1,972)
Additional paid-in capital	5,517	1,462	3,005	3A	—		8,522
			(1,462)	3I	—
Retained earnings	6,486	—	(46)	3E	(19)	3H	6,421
Accumulated other comprehensive income (loss)	(1,856)	—	—		—		(1,856)
Non-controlling interest	318	—	—		—		318
Total Equity	8,502	1,462	1,498		(19)		11,443
Total Liabilities and Equity	26,544	2,846	2,719		8,451		40,560
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2023
(U.S. Dollars in millions, except per share amount)
	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Net sales
Product sales	15,122	2,870	—		—		17,992
Service sales	1,874	333	—		—		2,207
	16,996	3,203	—		—		20,199
Costs and expenses
Cost of products sold	(10,655)	(1,576)	(6)	3AA	—		(12,569)
			(332)	3BB	—
Cost of services sold	(1,392)	(178)	(37)	3BB	—		(1,607)
Research and development	(447)	(140)	—		—		(587)
Selling, general and administrative	(2,336)	(816)	(2)	3AA	—		(3,124)
			40	3FF	—
			(10)	3GG	—
	(14,830)	(2,710)	(347)		—		(17,887)
Equity method investment net earnings	171	—	—		—		171
Other income (expense), net	(648)	(16)	—		—		(664)
Operating profit	1,689	477	(347)		—		1,819
Non-service pension benefit (expense)	—	(1)	—		—		(1)
Interest (expense) income, net	(164)	(8)	9	3EE	(319)	3HH	(482)
Income from operations before income taxes	1,525	468	(338)		(319)		1,336
Income tax (expense) benefit	(524)	(140)	95	3II	65	3KK	(504)
Net income from operations	1,001	328	(243)		(254)		832
Less: Non-controlling interest in subsidiaries’ earnings from operations	72	—	—		—		72
Net income attributable to common shareowners	929	328	(243)		(254)		760
Earnings per share
Basic	$1.11		—		—		$0.85
Diluted	$1.09						$0.83
Weighted-average number of shares outstanding
Basic	837						896
Diluted	853						912
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the twelve months ended December 31, 2022
(U.S. Dollars in millions, except per share amount)
	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Net sales
Product sales	18,250	3,161	—		—		21,411
Service sales	2,171	419	—		—		2,590
	20,421	3,580	—		—		24,001
Costs and expenses
Cost of products sold	(13,337)	(2,013)	(8)	3AA	—		(16,029)
			(493)	3BB	—
			(178)	3CC	—
Cost of services sold	(1,620)	(173)	(39)	3BB	—		(1,832)
Research and development	(539)	(165)	—		—		(704)
Selling, general and administrative	(2,512)	(794)	(3)	3AA	(19)	3JJ	(3,342)
			(46)	3DD	—
			45	3FF	—
			(13)	3GG	—
	(18,008)	(3,145)	(735)		(19)		(21,907)
Equity method investment net earnings	262	—	—		—		262
Other income (expense), net	1,840	33	—		—		1,873
Operating profit	4,515	468	(735)		(19)		4,229
Non-service pension benefit (expense)	(4)	(2)	—		—		(6)
Interest (expense) income, net	(219)	(8)	8	3EE	(472)	3HH	(691)
Income from operations before income taxes	4,292	458	(727)		(491)		3,532
Income tax (expense) benefit	(708)	(134)	198	3II	115	3KK	(529)
Net income from operations	3,584	324	(529)		(376)		3,003
Less: Non-controlling interest in subsidiaries’ earnings from operations	50	—	—		—		50
Net income attributable to common shareowners	3,534	324	(529)		(376)		2,953
Earnings per share
Basic	$4.19		—		—		$3.27
Diluted	$4.10						$3.21
Weighted-average number of shares outstanding
Basic	843						902
Diluted	861						920
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The historical consolidated financial statements for Carrier and combined financial statements for the VCS Business have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the Transactions and are factually supportable.
Carrier’s historical consolidated financial statements were prepared in accordance with U.S. GAAP and presented in USD, and the VCS Business’s combined financial statements were prepared in accordance with German GAAP and presented in EUR. For purposes of the unaudited pro forma condensed combined financial information, the financial information of the VCS Business has been converted from German GAAP to the accounting policies of Carrier in accordance with U.S. GAAP, translated from EUR to USD and reclassified to conform with Carrier’s financial statement presentation.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Carrier determined to be the accounting acquirer based on preliminary analysis of the Share Purchase Agreement, dated as of Apri1 25, 2023, among the Company, Viessmann and Johann Purchaser GmbH (f/k/a Blitz F23-620 GmbH), a wholly owned indirect subsidiary of Carrier, governing the Acquisition (the “Share Purchase Agreement”), and based on the historical consolidated financial statements of Carrier and the combined financial statements of the VCS Business. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2023, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 are presented as if the Acquisition had occurred on January 1, 2022.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition and integration costs that may be incurred. The pro forma adjustments represent Carrier’s best estimates and are based upon currently available information and certain adjustments, assumptions and estimates that Carrier believes are reasonable under the circumstances.
There were no material transactions between Carrier and the VCS Business during the period presented. Accordingly, adjustments to eliminate transactions between Carrier and the VCS Business have not been reflected in the unaudited pro forma condensed combined financial information presented herein.
For purposes of preparing the unaudited pro forma condensed combined financial information, the historical financial information of the VCS Business and related pro forma adjustments were translated from euro to U.S. Dollars using the following historical exchange rates:
Period of Exchange Rate	$/€
Closing exchange rate as of September 30, 2023 for Balance Sheet	1.0677
Average exchange rate for the nine months ended September 30, 2023 for Statement of Operations	1.0836
Average exchange rate for the twelve months ended December 31, 2022 for Statement of Operations	1.0535
Note 2. Reclassification and U.S. GAAP Adjustments
During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of the VCS Business’s financial information to identify differences in the VCS Business’s combined financial statements from German GAAP to Carrier’s accounting policies in accordance with U.S. GAAP, and differences in financial statement presentation compared to the presentation of Carrier. At the time of preparing the unaudited pro forma condensed combined financial information, Carrier is not aware of any other material differences.

Unaudited Condensed Combined Balance Sheet Adjustments
As of September 30, 2023
(Amounts in millions)
Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Assets
Cash and cash equivalents	Cash on hand and balances at banks	182	194		(5)	(v)	189
Accounts receivable, net	Trade receivables	546	583	5	20	(iv)	608
Inventories, net	Inventories	919	981		10	(ii)	1,018
					4	(iii)
					(3)	(vii)
					21	(xiv)
					5	(x)
Other assets, current	Receivables with affiliated companies	109	116	(5)			222
	Other assets	78	83	22	5	(v)
					1	(iv)
	Deferred charges and prepaid expenses	20	22	(22)	—		—
Total current assets		1,854	1,979	—	58		2,037
Future income tax benefits	Deferred tax assets	28	30	5	32	(i)	117
					(1)	(iii)
					33	(vi)
					3	(vii)
					12	(xiii)
					4	(xv)
					(1)	(x)
Fixed assets, net	Tangible assets	514	549		1	(xvi)	555
					5	(xii)
Operating lease right-of-use assets					98	(vi)	98
Intangible assets, net	Intangible assets	12	13	(1)	(4)	(xii)	8
					—	(xvi)
Goodwill		—	—	1	2	(xii)	3
Pension and post-retirement assets		—	—	—	—	(xiii)	—
Equity method investments		—	—	—			—
Other assets			—	3	24	(vi)	28
					1	(xvi)
	Financial assets	3	3	(3)
Total Assets		2,411	2,574	5	267		2,846
Liabilities and Equity
Accounts payable	Trade payables	221	236	15			251
Accrued liabilities	Other provisions	429	458	(30)	(8)	(viii)	689
					(5)	(ix)
					38	(xiii)
					1	(xvi)
	Liabilities due to affiliated companies	79	84	(15)
	Other liabilities	115	123		25	(vi)
					10	(viii)
					3	(ix)
					2	(xii)
					4	(xiii)
					(1)	(xvi)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Contract liabilities, current	Advance payments received on orders	30	32		21	(xiv)	94
					1	(xvi)
	Deferred income	37	40
Current portion of long-term debt	Bank loans	5	5	(4)	9	(vi)	10
Total current liabilities		916	978	(34)	100		1,044
Long-term debt			—	4	16	(vi)	20
Future pension and post-retirement obligations	Pension and similar obligations	49	52	22			74
Future income tax obligations	Tax provisions	108	115	5	(1)	(i)	161
					1	(ii)
					33	(vi)
					2	(vii)
					1	(ix)
					5	(x)
					—	(xiii)
Operating lease liabilities					74	(vi)	74
Other long-term liabilities	Special item for investment grants	2	3	8	—	(xvi)	11
Total Liabilities		1,075	1,148	5	231		1,384
Equity							—
Additional paid-in capital	Net investment	1,336	1,426	—	33	(i)	1,462
					9	(ii)
					3	(iii)
					6	(iv)
					(1)	(vi)
					(3)	(vii)
					(1)	(viii)
					1	(ix)
					14	(x)
					(1)	(xi)
					2	(xii)
					(30)	(xiii)
					4	(xv)
					—	(xvi)
Total Liabilities and Equity		2,411	2,574	5	267		2,846

Unaudited Condensed Combined Statement of Operations Adjustments
For Nine Months Ended September 30, 2023
(Amounts in millions)
Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Net sales	Net sales	2,951	3,198	(3,198)			—
Product sales				2,865	6	(xvi)	2,870
					(1)	(viii)
Service sales				333			333
		2,951	3,198	—	5		3,203
Costs and expenses
Cost of products sold				(1,573)	4	(ii)	(1,576)
					2	(iii)
					(2)	(vii)
					(1)	(xiii)
					(6)	(xvi)

Cost of services sold				(177)	(1)	(xiii)	(178)
Research and development				(139)	(1)	(xiii)	(140)
Selling, general and administrative				(815)	(1)	(xiii)	(816)
		—	—	(2,704)	(6)		(2,710)
	Change of inventories of finished and unfinished goods	61	66	(66)			—
	Internally produced and capitalized assets	11	12	(12)			—
	Material expenses	(1,414)	(1,532)	1,532			—
	Personnel expenses	(624)	(676)	676			—
	Depreciation and amortization	(42)	(46)	46			—
Equity method investment net earnings				—			—
Other income (expense), net				(6)	4	(x)	(16)
					(15)	(xvi)
					1	(viii)
	Expenses from profit and loss transfer agreements	(18)	(20)	20
	Other operating income	78	85	(85)			—
	Other operating expenses	(553)	(599)	599			—
	Income from other securities and loans	—	—	—			—
	Depreciation on financial assets	—	—	—			—
Operating profit		450	488	—	(11)		477
Non-service pension benefit (expense)				—	(1)	(xiii)	(1)
Interest (expense) income, net							(8)
	Interests and similar income	7	8	(16)
	Interests and similar expenses	(15)	(16)	16
Income from operations before income taxes		442	480	—	(12)		468
Income tax expense	Taxes on income	(135)	(146)	—	6	(i)	(140)
					(1)	(ii)
					1	(xiii)
					(1)	(x)
					1	(xv)
Net income from operations		307	334	—	(6)		328
Less: Non-controlling interest in subsidiaries’ earnings from operations
Net income attributable to common shareowners	Net income	307	334	—	(6)		328

Unaudited Condensed Combined Statement of Operations Adjustments
For Twelve Months Ended December 31, 2022
(Amounts in millions)
Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Net sales	Net sales	3,402	3,584	(3,584)			—
Product sales				3,165	(5)	(viii)	3,161
					1	(ix)
Service sales				419			419
		3,402	3,584	—	(4)		3,580
Costs and expenses
Cost of products sold				(2,009)	(3)	(vii)	(2,013)
					2	(ii)
					(3)	(iii)
					(2)	(xiii)
					2	(x)
Cost of services sold				(173)			(173)
Research and development				(164)	(1)	(xiii)	(165)
Selling, general and administrative				(794)			(794)
		—	—	(3,140)	(5)		(3,145)
	Change of inventories of finished and unfinished goods	70	74	(74)			—
	Internally produced and capitalized assets	9	9	(9)			—
	Material expenses	(1,655)	(1,743)	1,743			—
	Personnel expenses	(751)	(791)	791			—
	Depreciation and amortization	(56)	(59)	59			—
Equity method investment net earnings				—			—
Other income (expense), net							33
				29	—
					4	(viii)
					(1)	(iv)
					2	(xii)
					(1)	(ix)
	Expenses from profit and loss transfer agreements	(217)	(229)	—	229	(xi)
	Other operating income	95	100	(100)			—
	Other operating expenses	(665)	(701)	701			—
	Income from other securities and loans	—	—	—			—
	Depreciation on financial assets	—	—	—			—
Operating profit		232	244	—	224		468
Non-service pension benefit (expense)				—	(2)	(xiii)	(2)
Interest (expense) income, net				(8)			(8)
	Interests and similar income	5	6	(6)
	Interests and similar expenses	(13)	(14)	14
Income from operations before income taxes		224	236	—	222		458
Income tax expense	Taxes on income	(121)	(127)	—	(10)	(i)	(134)
					2	(xv)
					1	(iii)
					1	(vii)
					(1)	(xiii)
Net income from operations		103	109	—	215		324
Less: Non-controlling interest in subsidiaries’ earnings from operations
Net income attributable to common shareowners	Net income	103	109	—	215		324

Reclassification Adjustments: This column represents the reclassification adjustments that have been applied to the VCS Business’s combined statement of financial position and combined statement of income to conform to Carrier’s financial statements presentation. The VCS Business’s combined statement of income was presented on a total cost basis under German GAAP, whereas Carrier’s historical statement of operations is presented in accordance with U.S. GAAP. The VCS Business’s combined financial statements were mapped to Carrier’s financial statement line items and the differences obtained from this were considered as reclassification adjustments.
U.S. GAAP Adjustments:
(i)	To record the impact of differences in the calculation of deferred taxes.
(ii)	To adjust for the impact of different inventory write-down methodologies.
(iii)	To record the impact of change in intra-company profit elimination.
(iv)	To record the impact of differences in methodology for provision for doubtful accounts and other credit losses.
(v)	To reduce the historical VCS Business cash by the amount of restricted cash.
(vi)	To record operating and finance leases right of use assets and liabilities calculated in accordance with U.S. GAAP.
(vii)
To record changes due to reclassification of consignment stocks, exhibition style special stocks and tools to fixed assets and related deferred tax impact. The recognized write-down of those stocks in inventory under German GAAP has been reversed. The respective depreciation was recognized in fixed assets.

(viii)
To reverse the recognized revenue and corresponding expense related to customer loyalty programs that are not yet deemed earned under U.S. GAAP and are deferred as a contract liability, and the related deferred tax impact.

(ix)	To record the reclassification of the long-term portion of contingent loss provisions and adjustments to certain provisions given different threshold criteria.
(x)	To record a reversal in depreciation recorded in finished goods inventory of merchandised products, and the related deferred tax impact.
(xi)
To record the elimination of expenses from profit and loss transfer agreement that comprises the portion of the profits transferred to Viessmann remaining after deduction of the income tax expense regulated by tax allocation agreements.

(xii)	To record the reversal of goodwill amortized under German GAAP and separately an unrelated failed sale and leaseback by recording the capitalization and amortization of the related fixed asset.
(xiii)	To record the difference in pension valuation from German GAAP to U.S. GAAP, and corresponding deferred tax adjustment.
(xiv)	To reverse the inventory reduction recorded under German GAAP and record a contract liability for prepayment on customer contracts.
(xv)	To record an adjustment due to the different treatment of consolidated tax group for income tax purposes.
(xvi)	To record the difference in treatment for accounting for hyperinflationary economies between German GAAP to U.S. GAAP.
Note 3. Transaction Accounting and Financing Adjustments
The Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(A)
The adjustment reflects the preliminary estimated fair value of consideration transferred comprised of the Cash Consideration and Share Consideration (as each defined in the Share Purchase Agreement). Cash Consideration was translated from euro to U.S. Dollars based on an exchange rate of $1.0962 per €1.

In accordance with the Share Purchase Agreement, Carrier is required to settle the outstanding intercompany balance owed by the VCS Business to Viessmann upon consummation of the Acquisition. As of the date of the closing statement, all of the intercompany balances between the VCS Business and Viessmann have been settled.
USD in millions
Cash Consideration	$11,165
Share Consideration	$3,006
Preliminary estimated fair value of consideration transferred	$14,171
Share Consideration of approximately $3,006 million is based on 58,608,959 shares to be delivered, the Company’s closing share price of $56.99 on December 19, 2023, and a discount for the issuance of unregistered shares. The fair value of the Share Consideration portion of the purchase price will depend on the market price of the Company’s common shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:
	Carrier’s share price	Purchase price (equity portion)
Share price considered	$56.99	$3,006
10% Increase	62.69	3,307
10% Decrease	51.29	2,706
The following table summarizes the allocation of preliminary purchase price:
USD in millions
Cash and cash equivalents	$231
Accounts receivable, net	608
Inventories, net	1,198
Other assets, current	111
Future income tax benefits	—
Fixed assets, net	758
Operating lease right-of-use assets	98
Intangible assets, net	4,627
Pension and post-retirement assets	—
Other assets	28
Total assets	$7,659
Accounts payable	251
Accrued liabilities	620
Contract liabilities, current	94
Current portion of long-term debt	10
Long-term debt	20
Future pension and post-retirement obligations	74
Future income tax obligations	1,451
Operating lease liabilities	74
Other long-term liabilities	11
Total liabilities	$2,605
Net assets acquired	$5,054
Goodwill	9,117
Preliminary estimated fair value of consideration transferred	$14,171

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry and other limited valuation procedures performed in order to identify value allocations of the Acquisition consideration to assets acquired and liabilities assumed, including intangible assets, step-up in the value of inventory, and real and personal property assets. The final purchase consideration allocation will be determined when the Company completes the detailed valuations and necessary calculations and will be completed as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. The final Acquisition consideration allocation may be materially different than that reflected in the preliminary estimated Acquisition consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total Acquisition consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of operations due to adjustments in the depreciation and amortization of the adjusted assets.
(B)	Reflects the preliminary estimated fair value adjustment to fixed assets, net acquired in the Acquisition, as shown in the table below. The fair value of fixed assets, net is subject to change.
USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Land	n/a	$62
Buildings and improvements	3 to 22	213
Machinery, tools and equipment	5 to 8	320
Other, including assets under construction	4 to 45	163
Fixed assets, net		$758
Less: VCS Business’s Adjusted Fixed assets, net		(555)
Pro Forma adjustment		$203
(C)
Reflects the preliminary estimated fair value adjustment to the identifiable intangible assets acquired in the Acquisition, as shown in the table below. The fair value of intangible assets is subject to change.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Customer relationships	15	$3,256
Trademark	40	715
Technology	7	502
Backlog	1	154
Identifiable intangible assets, net		$4,627
Less: VCS Business’s Adjusted Intangible assets, net		(8)
Pro Forma adjustment		$4,619
(D)
The adjustment reflects a step up in fair value to the VCS Business’s finished goods and work-in process inventory. The calculation of fair value is preliminary and subject to change. The preliminary estimated fair value of inventories, net, was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts, as shown in the table below.

USD in millions
Inventories	$1,198
Less: VCS Business’s Adjusted Inventories, net	(1,018)
Pro Forma adjustment	$180
(E)
To reflect Carrier’s estimated transaction costs of $46 million consisting of advisory, legal, accounting and auditing fees and other professional fees, that have not been recognized and accrued in the historical financial statements of Carrier and the VCS Business. These costs are recorded as a reduction in cash and retained earnings.

(F)	Reflects (i) the elimination of $111 million of receivables recorded within “Other assets, current” from

Viessman; (ii) the elimination of $69 million of payables to Viessman recorded within “Accrued liabilities; and (iii) an increase to “Cash and cash equivalents” of $42 million which represents the net effect of the amounts settled amongst the VCS Business and Viessman on or prior to close of the Acquisition.
(G)
Reflects estimated deferred taxes related to the purchase price allocation and income tax impact effect related to the pro forma adjustments in the balance sheet resulting from step-up in inventory, fixed assets and intangible assets. These tax-related adjustments are based upon an estimated blended tax rate of 28.1% on adjustments.

(H)	Reflects the impact of the financing for the Transactions and related debt issuance costs. The impact on other current liabilities and long-term debt have been adjusted for the following:
USD in millions	Current portion of long-term debt/ Other current liabilities	Long-term debt	Total
Bridge Facility	$475	$—	$475
USD Notes
5.8000% notes due 2025		1,000	1,000
5.9000% notes due 2034		1,000	1,000
6.2000% notes due 2054		1,000	1,000
Euro Notes
4.375% notes due 2025		801	801
4.125% notes due 2028		801	801
4.500% notes due 2032		907	907
Term Loan Credit Agreement		2,521	2,521
Total Principal balance from incremental Bridge Facility, Notes and Term Loan Credit Agreement	$475	$8,030	$8,505
New deferred debt issuance costs for Term Loan Credit Agreement and other debt	—	(54)	(54)
Pro Forma adjustment	$475	$7,976	$8,451
The long-term debt is further adjusted by $19 million to expense debt issuance cost which is capitalized in the historical financial statements.
(I)
To adjust the VCS Business’s historical financial statements to give pro forma effect to events in connection with the Acquisition that include the elimination of the VCS Business’s historical additional paid in capital of $1,462 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
(AA)
Reflects incremental depreciation expense included in cost of products sold of $6 million and $8 million and selling, general, and administrative expenses (“SG&A”) of $2 million and $3 million related to step-up in value of PP&E acquired for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Depreciation for the nine months ended September 30, 2023	Depreciation for the twelve months ended December 31, 2022
Land	n/a	$62	n/a	n/a
Buildings and improvements	3 to 22	213	8	11
Machinery, tools and equipment	5 to 8	320	35	45
Other, including assets under construction	4 to 45	163	5	7
Total Depreciation expense on additional Fixed assets, net			$48	$63
Less: VCS Business’s Adjusted Depreciation expense			(40)	(52)
Pro Forma adjustment			$8	$11

(BB)
Reflects incremental amortization expense related to the fair value of identifiable intangible assets acquired. The adjustment included in cost of products sold is $332 million and $493 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively. The adjustment included in cost of services sold is $37 million and $39 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Amortization expense for the nine months ended September 30, 2023	Amortization expense for the twelve months ended December 31, 2022
Customer relationships	15	$3,256	$266	$288
Trademark	40	715	30	35
Technology	7	502	78	65
Backlog	1	154	—	152
Amortization expense			$374	$540
Less: VCS Business’ Adjusted Amortization expense			$(5)	$(8)
Pro Forma adjustment			$369	$532
The acquired Customer relationships, Trademark and Technology will be amortized based on the pattern in which the economic benefits of the intangible assets are expected to be realized. Based on the assumed acquisition date of September 30, 2023, the expected impact on operating results for the five years following the Acquisition is as follows:
	Twelve months ended December 31,
USD in millions	2024	2025	2026	2027	2028
Customer relationships	$380	$358	$317	$281	$245
Trademark	42	43	44	43	42
Technology	$117	$106	$81	$44	$13
(CC)	To reflect the amortization of the preliminary estimated increase in fair value of “Inventories, net” of $178 million, as the inventory is expected to be sold within one year of the acquisition date.
(DD)
To reflect Carrier’s estimated transaction costs of $46 million in the twelve months ended December 31, 2022. This amount consists of advisory, legal, accounting and auditing fees and other professional fees, that have not been recognized and accrued in the historical financial statements of Carrier and the VCS Business. This is a non-recurring item.

(EE)	To reflect reversal of interest expense related to intercompany financing as per adjustment (F) above.
(FF)
To record the reversal of the historical royalty fee of $40 million and $45 million paid by the VCS Business to Viessmann recorded in the VCS Business’s combined financial statements for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

(GG)
To record the new royalty fee of $10 million and $13 million pursuant to the License Agreement for use of “Viessmann” trademarks in connection with the VCS Business for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

(HH)
The following adjustments to interest expense reflect the estimated interest expense and financing costs amortization to be incurred by Carrier as a result of the financing and amortization of fees paid for the borrowings under the Term Loan Credit Agreement, the Notes and the Euro Notes:

USD in millions	Interest expense for the nine months ended September 30, 2023	Interest expense for the twelve months ended December 31, 2022
Bridge Facility	$—	$5
USD Notes
5.8000% notes due 2025	44	58
5.9000% notes due 2034	44	59
6.2000% notes due 2054	46	62
Euro Notes
4.375% notes due 2025	18	35
4.125% notes due 2028	25	33
4.500% notes due 2032	30	41
Term Loan Credit Agreement	104	167
Total Bridge Facility, Notes and Term Loan Credit Agreement (excluding amortization of debt issuance costs)	$311	$460
Amortization of debt issuance costs related to new Bridge Facility, Notes and Term Loan Credit Agreement	8	12
Pro forma adjustment	$319	$472
The Term Loan Credit Agreement above carries a variable rate of interest. The assumed interest rate for this purpose is 6.62%. An increase/decrease of 1/8th percent in the estimated effective interest rate on Term Loan Credit Agreement would change the interest expense by $2 million and $3 million for the nine months ended September 30, 2023 and the twelve months ended December 31, 2022 respectively.
(II)
Reflects the estimated income tax impact of the pro forma adjustments related to transaction accounting adjustments. For taxable VCS Business’s transaction accounting adjustments, a blended tax rate of 28.1% is used. For Carrier’s taxable transaction accounting adjustments, a blended tax rate of 23.5% is used. The amounts are adjusted for certain non-deductible advisory fees.

(JJ)	Reflects the one-time cost incurred of $19 million related to the debt issuance cost not capitalized in (HH) above, related to the loans that were ultimately not used to finance the Transactions.
(KK)
Reflects the estimated income tax impact of the pro forma adjustments related to the issuance of new debt. Tax-related adjustments are based upon a blended tax rate of 23.5%, adjusted for the impact of a reduction in foreign tax credit utilization.

Note 4. Earnings Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2023, and for the twelve months ended December 31, 2022. Weighted average number of common shares outstanding (basic and diluted) include 58,608,959 shares, which are expected to be issued as part of consideration for the Acquisition.
USD in millions, except per share amounts	Nine months ended September 30, 2023	Twelve months ended December 31, 2022
Numerator (Basic and Diluted):
Pro Forma combined net income	$760	$2,953
Denominator (in millions):
Historical weighted average shares outstanding – Basic	837	843
Pro forma adjustment for shares issued	59	59
Weighted average common shares outstanding – Basic:	896	902
Historical weighted average shares outstanding – Diluted	853	861
Pro forma adjustment for shares issued	59	59
Weighted average common and potential common shares outstanding – Diluted:	912	920
Pro Forma earnings per share:
Earnings per share – Basic	$0.85	$3.27
Earnings per share – Diluted	$0.83	$3.21

TERMS OF THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
Carrier and the initial purchasers of the Old Notes (the “initial purchasers”) entered into Registration Rights Agreements, with respect to the Old Euro Notes on November 29, 2023, and with respect to the Old USD Notes on November 30, 2023. Pursuant to the Registration Rights Agreements, Carrier agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Old Notes for new notes with terms substantially identical in all material respects to such series of Old Notes and (2) cause the registration statement to be declared effective under the Securities Act on or before November 28, 2024 for the Old Euro Notes, and November 29, 2024 for the Old USD Notes. Carrier agreed to use commercially reasonable efforts to complete the exchange offer for each series of Old Notes within 60 days after the registration statement is declared effective by the SEC. If the exchange offers are not completed on or before the later of November 28, 2024, in the case of the Old Euro Notes, and on or before the later of November 29, 2024, in the case of the Old USD Notes, and the date on which in certain circumstances one of the initial purchasers so requests, Carrier must use its commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Old Notes.
After the SEC declares the exchange offer registration statement effective, Carrier will offer the Exchange Notes in return for the Old Notes. Each of the exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date Carrier electronically delivers notice of such exchange offers to the holders of the applicable Old Notes. For each Old Note surrendered to Carrier pursuant to an exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
Under existing SEC interpretations, Exchange Notes acquired in the exchange offers by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of Carrier, as such terms are interpreted by the SEC, however, broker-dealers (“participating broker-dealers”) receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.
A holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes in the exchange offers will be required to represent that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Carrier, (4) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
In certain limited circumstances, if Carrier receives a written request from any initial purchaser representing that it holds Old Notes that are or were ineligible to be exchanged in the exchange offers for Exchange Notes, Carrier will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Old Notes. See “Registration Rights Agreements.”
Resale of Exchange Notes
Based on a series of no-action letters of the staff of the SEC issued to third parties, the Exchange Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes can make the representations set forth below under “Procedures for Tendering the Old Notes.” However, if such holder intends to participate in a distribution of the Exchange Notes, is a broker-dealer that acquired the Old Notes directly from Carrier for its own account in the initial offering of the Old Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of Carrier as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Old Notes. See below under the caption “Consequences of Failure to Exchange.”
A broker-dealer that has acquired Old Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.
The exchange offers are not being made to, nor will Carrier accept tenders for exchange from, holders of Old Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.
The exchange offers are not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and described below under “Procedures for Tendering Old Notes,” Carrier will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration time. Old Euro Notes may only be tendered in denominations of €100,000 and in integral multiples of €1,000 in excess of €100,000. Old USD Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Carrier will issue €100,000 principal amount or an integral multiple of €1,000 of Exchange Euro Notes in exchange for a corresponding principal amount of Old Euro Notes surrendered in the exchange offer. Carrier will issue $2,000 principal amount or an integral multiple of $1,000 of Exchange USD Notes in exchange for a corresponding principal amount of Old USD Notes surrendered in the exchange offers. In exchange for each Old Note surrendered in the exchange offers, Carrier will issue Exchange Notes with a like principal amount.
Other than the restrictions on transfer, registration rights and additional interest provisions, the terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Old Notes. The Exchange Euro Notes will not be listed on The International Stock Exchange, however, we have applied to list the Exchange Euro Notes on the New York Stock Exchange. Following the completion of the exchange offers and the listing of the Exchange Euro Notes on the NYSE, Carrier will seek to delist the Old Euro Notes from The International Stock Exchange. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist any series of the Exchange Euro Notes at any time. The Exchange Notes are new securities and there are currently no established trading markets for any series of the Exchange Notes. Carrier does not intend to apply for listing of the Exchange USD Notes on any securities exchange or for inclusion of the Exchange USD Notes in any automated quotation system.
The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Old Notes. Consequently, each series of Exchange Notes and the corresponding Old Notes will be treated as a single series of debt securities under the Indenture.
The exchange offers are not conditioned upon any minimum aggregate principal amount of Exchange Notes being tendered for exchanges and are not conditioned on each other.
Except as described under “Book-Entry Settlement and Clearance,” the Exchange USD Notes will be issued in the form of a global note registered in the name of the DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry Settlement and Clearance.” Except as described under “Book-Entry Settlement and Clearance,” the Exchange Euro Notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream.
Carrier intends to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
Carrier will be deemed to have accepted for exchange properly tendered Old Notes when Carrier has given written notice of the acceptance to the applicable exchange agent. The USD exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange USD Notes from Carrier and delivering Exchange USD Notes to such holders. The Euro exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Euro Notes from Carrier and arranging a delivery of Exchange Euro Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreements, Carrier expressly reserves the right to amend or terminate any of the exchange offers, and to not accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “Conditions to the Exchange Offers.”
Carrier will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offers. It is important that you read the section labeled “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.
Expiration Time; Extensions; Amendments
Each of the exchange offers will expire at 5:00 p.m., New York City time, on     , 2024, unless, in Carrier’s sole discretion, Carrier extends the expiration time of such exchange offer.
In order to extend any of the exchange offers, Carrier will notify the exchange agents in writing of any extension of such exchange offer. Carrier will notify in writing or by public announcement the registered holders of the applicable Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
Carrier expressly reserves the right, in its sole discretion:
•	to delay accepting for exchange any Old Notes due to an extension of the relevant exchange offer(s);
•
to extend any of the exchange offers or to terminate any of the exchange offers and to refuse to accept applicable Old Notes not previously accepted if any of the conditions set forth below under “Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agents; or

•	subject to the terms of the Registration Rights Agreements, to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If Carrier amends any of the exchange offers in a manner that Carrier determines to constitute a material change, Carrier will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Old Notes of such amendment.
Without limiting the manner in which Carrier may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, Carrier shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If Carrier makes any material change to any of these exchange offers, Carrier will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Old Notes. In addition, Carrier will extend the relevant exchange offer(s) for an additional five to 10 business days as required by the Exchange Act, depending on the significance of the amendment, if the applicable exchange offers would otherwise expire during that period. Carrier will promptly notify the exchange agents by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.
Conditions to the Exchange Offers
Notwithstanding any other terms of the exchange offers, Carrier will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and Carrier may terminate any of the exchange offers as provided in this prospectus before accepting any Old Notes for exchange, if Carrier determines in its sole discretion:
•	such exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or
•	any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to such exchange offer.
In addition, Carrier will not be obligated to accept for exchange the Old Notes of any holder that has not made the representations described in “Terms of the Exchange Offers—Procedures for Tendering the Old Notes” and in “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Exchange Notes under the Securities Act.
Carrier expressly reserves the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, Carrier may delay acceptance of any Old Notes by giving written notice of such extension to the registered holders of the relevant Old Notes as promptly as practicable. During any such extensions, all relevant Old Notes previously tendered will remain subject to the applicable exchange offers, and Carrier may accept them for exchange unless they have been previously withdrawn. Carrier will return any Old Notes that Carrier does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.
Carrier expressly reserves the right to amend or terminate any of the exchange offers, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. Carrier will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for Carrier’s sole benefit, and Carrier may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in Carrier’s sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all relevant Old Notes and not only to particular relevant Old Notes. If Carrier fails at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that Carrier may assert at any time or at various times.
In addition, Carrier will not accept for exchange any Old Notes tendered, and will not issue Exchange Notes in exchange for any such Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering the Old Notes
Procedures for Tendering Old USD Notes
Except as described below, a holder tendering Old USD Notes must, prior to 5:00 p.m., New York City time, on the expiration date:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the USD exchange agent, at the address listed below under the heading “Exchange Agents;” or

•	if Old USD Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the USD exchange agent.
Transmittal will be deemed made only when actually received or confirmed by the USD exchange agent. The USD exchange agent will make a request to establish an account for the Old USD Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Old USD Notes must make book-entry delivery of the Old USD by causing DTC to transfer those Old USD Notes into the USD exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old USD Notes into the USD exchange agent’s account at DTC and then send to the USD exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that Carrier may enforce the letter of transmittal against the participant. Delivery of Exchange USD Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the USD exchange agent at the address listed below under “Exchange Agents” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the USD exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that Carrier may enforce the letter of transmittal against such participant.
If the holder is a beneficial owner whose Old USD Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Old USD Notes by causing DTC to transfer the Old USD Notes into the USD exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Old USD Notes surrendered for exchange are tendered:
•	by a registered holder of the Old USD Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an eligible institution.
If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible institution. An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is executed by a person other than the registered holder of Old USD Notes, the letter of transmittal must be accompanied by the Old USD Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Old USD Notes.
If the letter of transmittal or any Old USD Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by Carrier, proper evidence satisfactory to us of their authority to so act must be submitted.
Procedures for Tendering Old Euro Notes
A holder of Old Euro Notes held through the facilities of Euroclear or Clearstream wishing to participate in the exchange offers should submit, or arrange to have submitted on its behalf, an electronic exchange instruction, or an Electronic Exchange Instruction (as defined below), through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent for the Old Euro Notes. By submitting an Electronic Exchange Instruction, holders of Old Euro Notes will be deemed to have agreed to the terms of the prospectus.
Only Direct Participants in Euroclear or Clearstream may submit Electronic Exchange Instructions through Euroclear and Clearstream. A holder of Old Euro Notes that is not a Direct Participant in Euroclear or Clearstream must arrange for the Direct Participant through which it holds the Old Euro Notes to submit an Electronic Exchange Instruction on the holder’s behalf to the relevant clearing system prior to the deadline specified by the relevant clearing system. A beneficial owner of Old Euro Notes that is not a Direct Participant in Euroclear or Clearstream must contact its custodian bank, depositary, broker, trust company or other nominee to arrange for the Direct Participant in Euroclear or Clearstream, as the case may be, through which it holds Old Euro Notes to submit a valid Electronic Exchange Instruction to the relevant clearing system prior to the expiration date of the exchange offers.
The “Electronic Exchange Instruction” means an instruction to Euroclear or Clearstream, as applicable, that includes:
(i)	irrevocable instructions: (a) to block any attempt to transfer such participant’s tendered Old Euro Notes on or prior to the settlement date; and
(b)
to debit such participant’s account on the settlement date in respect of all of the Old Euro Notes that such participant has tendered or, in respect of such lesser portion of such Old Euro Notes as are accepted pursuant to the exchange offers, upon receipt of an instruction from the Euro Exchange Agent;

subject, in each case, to the automatic withdrawal of the instructions in the event that the exchange offers are terminated prior to the expiration date, as notified to Euroclear or Clearstream by the Euro Exchange Agent or validly revoked by submitting a valid electronic withdrawal instruction to the relevant Clearing System as per the requirements set out by the relevant Clearing System;
(ii)	authorization to disclose the identity of the Direct Participant and information about the foregoing instructions; and
(iii)
express acknowledgement that such participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus and that we may enforce that agreement against such participant.

Tenders of Old Euro Notes, including Electronic Exchange Instructions must be delivered to and received by the Euro Exchange Agent at or prior to the expiration date. Electronic Exchange Instructions must also be delivered in accordance with the procedures and deadlines established by the applicable clearing system. Holders of Old Euro Notes are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of Electronic Exchange Instructions to the applicable clearing system.

General
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
The method of delivery of Old Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, Carrier recommends that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Old Notes to anyone other than the applicable exchange agent.
Carrier will reasonably determine all questions as to the validity, form and eligibility of Old Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
Carrier reserves the right to reject any particular Old Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. Carrier also reserves the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Old Note before the expiration date. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured before the expiration date of the applicable exchange offer. Neither Carrier, the exchange agents nor any other person will be under any duty to give notification of any defect or irregularity in any tender of the Old Notes. Neither Carrier, the exchange agents nor any other person will incur any liability for failing to give notification of any defect or irregularity.
By tendering all or a portion of its Old Notes, each holder of Old Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes will be acquired in the ordinary course of its business;
•
it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Old Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
•
if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

The “Direct Participant” means each direct account holder with any relevant clearing system and as shown in the records of such relevant clearing system as being a holder of Old Notes.
Acceptance of Old Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to the applicable exchange offer, Carrier will accept, promptly after the expiration date, all relevant Old Notes validly tendered. We will issue the Exchange Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Old Notes. See “Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given written notice of such acceptance to the applicable exchange agent.
For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
In all cases, issuance of Exchange Notes for Old Notes will be made only after timely receipt by the applicable exchange agent of:
•	The certificate(s) representing the Old Notes or confirmation of book-entry transfer ;
•	a properly completed and duly executed letter of transmittal or an agent’s message from DTC or an Electronic Exchange Instruction from Euroclear or Clearstream, as applicable ; and
•	all other required documents.
Unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes promptly after the expiration of the applicable exchange offer. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Old Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Old Notes may withdraw their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the applicable exchange agent must receive a written notice (which may be by facsimile transmission or letter) of withdrawal at one of the addresses set forth below under “Exchange Agents,” or the holder must comply with the procedures established by the applicable clearing system, as applicable.
Old Euro Notes
An Electronic Exchange Instruction may be revoked by a Holder, or the relevant Direct Participant on its behalf, by submitting a valid electronic withdrawal instruction to the relevant Clearing System. To be valid, such instruction must specify the Notes to which the original Electronic Exchange Instruction related, the securities account to which such Notes are to be credited and any other information required by the relevant Clearing System before the deadlines specified by the relevant Clearing System.
Old USD Notes
Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes and, if applicable, the CUSIP or Common Code numbers and total principal amount of such Old Notes) and, if applicable, specify the name in which such Old Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Old Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the Old Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Old Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at the applicable depositary to be credited if different than that of the person having tendered the Old Notes to be withdrawn.
If certificates for Old Notes have been delivered or otherwise identified to the exchange agents, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.
If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable depositary to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the applicable depositary.
Carrier will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and Carrier’s determination shall be final and binding on all parties. Carrier will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the applicable exchange agent’s account of the applicable depositary according to the procedures described above, such Old Notes will be credited to an account maintained with the applicable depositary for Old Notes) promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Old Notes” above at any time prior to the expiration time.
Exchange Agents
Deutsche Bank Trust Company Americas has been appointed as exchange agent in connection with the exchange offers of the Old USD Notes. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the USD exchange agent addressed as follows:
Deutsche Bank Trust Company Americas
Trust & Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Email: db.reorg@db.com

and

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
MS JCK01-218
Jacksonville, FL 32256
Email: db.reorg@db.com
For information call: 1-800-735 7777
Kroll Issuer Services Limited has been appointed as exchange agent in connection with the exchange offers of the Old Euro Notes. You should direct questions and requests for assistance in connection with the delivery of the Electronic Exchange Instructions or requests for additional copies of this prospectus, or the letter of transmittal, to the Euro exchange agent addressed as follows:
Kroll Issuer Services Limited
The Shard
32 London Bridge Street
London SE1 95G
Email: carrier@is.kroll.com
For information call: + 44 20 7704 0880
Euro Exchange Offer Website: https://deals.is.kroll.com/carrier
Delivery to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery to the exchange agents. The website listed above and the information contained therein or connected thereto shall not be deemed to be incorporated herein.
Fees and Expenses
Carrier will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. Carrier has agreed to pay all expenses incident to the exchange offers other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder and Carrier will indemnify the holders of the Old Notes and the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreements, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agents, will be paid by Carrier. Carrier will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder.
Consequences of Failure to Exchange
Holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the exchange offers will remain subject to the restrictions on transfer of such Old Notes as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering circular distributed in connection with the private placement offering of the Old Notes.
Generally, Old Notes of any series not tendered in the exchange offers will not retain any rights under the Registration Rights Agreements (including with respect to increases in annual interest rate described below) after the consummation of the applicable exchange offer.
In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreements related to the Old Notes, Carrier does not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is Carrier’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Exchange Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
Carrier does not currently anticipate that Carrier will register under the Securities Act any Old Notes that remain outstanding after completion of the exchange offers. See “Risk Factors—Risks Related to this Exchange—You may have difficulty selling the Old Notes that you do not exchange.”
Accounting Treatment
Carrier will record the Exchange Notes in Carrier’s accounting records at the same carrying value as the Old Notes, as reflected in Carrier’s accounting records on the date of exchange. Accordingly, Carrier will not recognize any gain or loss for accounting purposes in connection with the exchange offers. The expenses of the exchange offers and the remaining unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Exchange Notes.
Other
Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
Carrier may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Carrier has no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE EXCHANGE NOTES
The Company issued the Old Notes, and will issue the Exchange Notes, under the Indenture, dated November 29, 2023 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 1, dated November 29, 2023 (the “Euro Notes Supplemental Indenture”), and the Supplemental Indenture No. 2, dated November 30, 2023 (the “USD Notes Supplemental Indenture”, and together with the Euro Notes Supplemental Indenture, the “Supplemental Indentures,” and the Base Indenture as supplemented by the Supplemental Indentures, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The following summary of certain provisions of the Indenture, the Exchange Notes and the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, the Exchange Notes and the Registration Rights Agreements, including the definitions of certain terms therein and those terms, if any, made part of the Indenture after the date of the original issuance of the Exchange Notes by the Trust Indenture Act of 1939, as amended, as in force at the date of which the Indenture was executed (the “Trust Indenture Act”). In this “Description of the Exchange Notes” section, when we refer to the “Company,” “we,” “our,” or “us,” we refer to Carrier Global Corporation and any successor obligor and not to any of our subsidiaries. Capitalized terms used but not otherwise defined in this “Description of the Exchange Notes” section shall have meanings given to such terms under “—Certain Definitions” below.
The terms of the Exchange Notes will be substantially identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Euro Notes will not be listed on The International Stock Exchange, however, we have applied to list the Exchange Euro Notes on the NYSE. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes.
General
Exchange USD Notes
Exchange 2025 USD Notes
We are offering to exchange $1,000,000,000 in aggregate principal amount of Old USD 2025 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2025 USD Notes (together with the Old USD 2025 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “USD 2025 Notes”). The USD 2025 Notes mature on November 30, 2025, and bear interest at a rate of 5.800% per annum. Interest on the USD 2025 Notes will be payable on May 30 and November 30 of each year, beginning on May 30, 2024.
Exchange 2034 Notes
We are offering to exchange $1,000,000,000 in aggregate principal amount of Old 2034 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2034 Notes (together with the Old 2034 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “2034 Notes”). The 2034 Notes mature on March 15, 2034, and bear interest at a rate of 5.900% per annum. Interest on the 2034 Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2024.
Exchange 2054 Notes
We are offering to exchange $1,000,000,000 in aggregate principal amount of Old 2054 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2054 Notes (together with the Old 2054 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “2054 Notes”). The 2054 Notes mature on March 15, 2054, and bear interest at a rate of 6.200% per annum. Interest on the 2054 Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2024.
Form and Denomination
We will issue the Exchange USD Notes only in fully registered form, without coupons. The Exchange USD Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Exchange USD Notes are not subject to any sinking fund provision.

The Company shall execute and the Trustee shall, in accordance with the Indenture, authenticate and deliver initially one or more global notes that (a) shall be registered in the name of DTC and (b) shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions or held by the Trustee as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any global note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such global note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such global note for all purposes whatsoever. Notwithstanding the foregoing, nothing in the Indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any global note.
Place of Payment
The Place of Payment for the Exchange USD Notes, and the place where notices and demand to or upon the Company in respect of the Exchange USD Notes and the Indenture may be served, shall be the designated corporate trust office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, in The City of New York. All notices and communications to be given to the holders and all payments to be made to holders under the Exchange USD Notes shall be given or made only to the registered holders (which shall be DTC or its nominee in the case of a global note (as defined in “Book-Entry Settlement and Clearance”)).
Exchange Euro Notes
Exchange 2025 Euro Notes
We are offering to exchange €750,000,000 in aggregate principal amount of Old Euro 2025 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2025 Euro Notes (together with the Old Euro 2025 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “Euro 2025 Notes”). The Euro 2025 Notes mature on May 29, 2025, and bear interest at a rate of 4.375% per annum. Interest on the Euro 2025 Notes will be payable on May 29 of each year, beginning on May 29, 2024.
Exchange 2028 Notes
We are offering to exchange €750,000,000 in aggregate principal amount of Old 2028 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2028 Notes (together with the Old 2028 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “2028 Notes”). The 2028 Notes mature on May 29, 2028, and bear interest at a rate of 4.125% per annum. Interest on the 2028 Notes will be payable on May 29 of each year, beginning on May 29, 2024.
Exchange 2032 Notes
We are offering to exchange €850,000,000 in aggregate principal amount of Old 2032 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2032 Notes (together with the Old 2032 Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “2032 Notes”). The 2032 Notes mature on November 29, 2032, and bear interest at a rate of 4.500% per annum. Interest on the 2032 Notes will be payable on November 29 of each year, beginning on November 29, 2024.
Form and Denomination
We will issue the Exchange Euro Notes only in fully registered form, without coupons. The Exchange Euro Notes will be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. The Exchange Euro Notes are not subject to any sinking fund provision.
The Company shall execute and the Trustee shall, in accordance with the Indenture, authenticate and deliver initially one or more global notes that shall be deposited with and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream.

Place of Payment
The Place of Payment for the Exchange Euro Notes, and the place where notices and demand to or upon the Company in respect of the Exchange Euro Notes and the Indenture may be served, shall be the designated corporate trust office of the Paying Agent.
Maturity
Each series of Exchange Notes will mature on the applicable maturity date set forth above.
Interest on the Exchange Notes
The Exchange Notes will bear interest at the applicable annual rate described above under the heading “Description of Exchange Notes—General” and will accrue interest from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes.
The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
Exchange USD Notes
Interest will be payable on the Exchange USD Notes semi-annually in arrears on the dates set forth in this paragraph and on the relevant Maturity, to the persons in whose names such Exchange USD Notes are registered on the relevant Record Date; provided that interest payable at the relevant Maturity will be payable to the persons to whom the principal of such Exchange USD Notes is payable. Interest on the Exchange 2025 USD Notes will be payable on May 30 and November 30 of each year, beginning May 30, 2024. Interest on the Exchange 2034 Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2024. Interest on the Exchange 2054 Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2024. If the date on which a payment of interest or principal on the Exchange USD Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Interest with respect to the Exchange USD Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.
Exchange Euro Notes
Interest will be payable on the Exchange Euro Notes annually in arrears on the dates set forth in this paragraph and on the relevant Maturity, to the persons in whose names such Exchange Euro Notes are registered on the relevant Record Date; provided that interest payable at the relevant Maturity will be payable to the persons to whom the principal of such Exchange Euro Notes is payable. Interest on the Exchange Euro 2025 Notes will be payable on May 29 of each year, beginning May 29, 2024. Interest on the Exchange 2028 Notes will be payable on May 29 of each year, beginning on May 29, 2024. Interest on the Exchange 2032 Notes will be payable on November 29 of each year, beginning November 29, 2024. If the date on which a payment of interest or principal on the Exchange Euro Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Interest with respect to the Exchange Euro Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Exchange Euro Notes or the Old Euro Notes surrendered in exchange therefor (or from and including the original issue date of the applicable series of Old Euro Notes surrendered in exchange for the Exchange Euro Notes, if no interest has been paid or duly provided for with respect to the applicable series of Exchange Euro Notes or such Old Euro Notes), to but excluding the next scheduled interest payment date for the applicable series of Exchange Euro Notes. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The rights of holders of beneficial interests of Exchange Euro Notes to receive the payments of interest on such Exchange Euro Notes are subject to the applicable procedures of Euroclear and Clearstream.

Optional Redemption
Exchange USD Notes
Prior to the applicable USD Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes), we may redeem the Exchange USD Notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange USD Notes matured on the Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the number of basis points set forth below under the heading “Description of Exchange Notes—Optional Redemption—Exchange USD Notes—Make-Whole Basis Points” across from the name of such series of Exchange USD Notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
Series of Notes	Make-Whole Basis Points
Exchange USD 2025 Notes	+15 basis points
Exchange 2034 Notes	+25 basis points
Exchange 2054 Notes	+25 basis points
On or after the applicable Par Call Date, we may redeem the Exchange USD Notes of any series (except for the Exchange USD 2025 Notes), in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Exchange USD Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
For purposes of this Description of the Exchange Notes, “Par Call Date” means, in respect of a series of Exchange USD Notes, the date set forth under the heading “Par Call Date” immediately below across from the name of such series of Notes.
Series of Notes	Par Call Date
Exchange 2034 Notes	December 15, 2033 (three months prior to the stated maturity of such 2034 Notes)
Exchange 2054 Notes	September 15, 2053 (six months prior to the stated maturity of such 2054 Notes)
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable USD Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes), as applicable. If there is no United States Treasury security maturing on such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes) but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes), one with a maturity date preceding such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes) and one with a maturity date following such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes), the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes). If there are two or more United States Treasury securities maturing on such Par Call Date (or the Maturity Date for the Exchange USD 2025 Notes) or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange USD Notes to be redeemed.
In the case of a partial redemption, selection of the Exchange USD Notes for redemption will be made pro rata, by lot or, in accordance with the procedures of the applicable depositary. No Exchange USD Notes of a principal amount of $2,000 or less will be redeemed in part. If any Exchange USD Note is to be redeemed in part only, the notice of redemption that relates to the Exchange USD Note will state the portion of the principal amount of the Exchange USD Note to be redeemed. A new Exchange USD Note in a principal amount equal to the unredeemed portion of the Exchange USD Note will be issued in the name of the holder of the Exchange USD Note upon surrender for cancellation of the original Exchange USD Note. For so long as the Exchange USD Notes are held by DTC and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, S.A. (or another depositary), the redemption of the Exchange USD Notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange USD Notes or portions thereof called for redemption.
If the redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange USD Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange USD Notes are subject to redemption by the Company.
Any notice of redemption of the Exchange USD Notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. Any notice of redemption may provide that payment of the redemption price and our obligations with respect to the redemption may be performed by another person.
We may at any time and from time to time purchase Exchange USD Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.
Exchange Euro Notes
Prior to the applicable Euro Par Call Date (or the Maturity Date for the Exchange Euro 2025 Notes), we may redeem the Exchange Euro Notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Euro Notes matured on the Euro Par Call Date (or the Maturity Date for the Exchange Euro 2025 Notes)) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus the number of basis points set forth below under the heading “Description of Exchange Notes—Optional Redemption—Exchange Euro Notes—Make-Whole Basis Points” across from the name of such series of Notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
Series of Notes	Make-Whole Basis Points
Exchange Euro 2025 Notes	+20 basis points
Exchange 2028 Notes	+25 basis points
Exchange2032 Notes	+30 basis points
On or after the applicable Par Call Date, we may redeem the Exchange Euro Notes of any series (except for the Exchange Euro 2025 Notes), in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Exchange Euro Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
For purposes of this Description of the Notes, “Par Call Date” means, in respect of a series of Exchange Euro Notes, the date set forth under the heading “Par Call Date” immediately below across from the name of such series of Exchange Euro Notes.
Series of Notes	Par Call Date
Exchange 2028 Notes	April 29, 2028 (one month prior to the stated maturity of such 2028 Notes)
Exchange 2032 Notes	August 29, 2032 (three months prior to the stated maturity of such 2032 Notes)
“Comparable Government Bond” means, with respect to the Exchange Euro Notes to be redeemed prior to the applicable Par Call Date (or the Maturity Date for the Exchange Euro 2025 Notes), in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of an independent investment bank selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date (or the Maturity Date for the Exchange Euro 2025 Notes) of the Exchange Euro Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us, and calculated in accordance with generally accepted market practice at such time.
The term “independent investment bank” means an independent investment banking institution of international standing appointed by us from time to time.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Euro Notes to be redeemed.
In the case of a partial redemption, selection of the Exchange Euro Notes for redemption will be made pro rata, by lot or, in accordance with the procedures of the applicable depositary. No Exchange Euro Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Exchange Euro Note is to be redeemed in part only, the notice of redemption that relates to the Exchange Euro Note will state the portion of the principal amount of the Exchange Euro Note to be redeemed. A new Exchange Euro Note in a principal amount equal to the unredeemed portion of the Exchange Euro Note will be issued in the name of the holder of the Exchange Euro Note upon surrender for cancellation of the original Exchange Euro Note. For so long as the Exchange Euro Notes are held by Euroclear, Clearstream or the Common Depositary, the redemption of the Exchange Euro Notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange Euro Notes or portions thereof called for redemption.
If the redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Euro Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Euro Notes are subject to redemption by the Company.
Any notice of redemption of the Exchange Euro Notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. Any notice of redemption may provide that payment of the redemption price and our obligations with respect to the redemption may be performed by another person.
We may at any time and from time to time purchase Exchange Euro Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.
Currency
Exchange USD Notes
All payments of interest and principal, including payments made upon redemption or repurchase of the Exchange USD Notes, will be payable in U.S. dollars.
Exchange Euro Notes
All payments of interest and principal, including payments made upon any redemption or repurchase of the Exchange Euro Notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by any of the member states of the European Monetary Union that as of the date hereof have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Exchange Euro Notes will be made in U.S. Dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. Dollars on the basis of the most recently available market exchange rate for euro, as determined by us in our sole discretion. The term “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
Any payment in respect of the Exchange Euro Notes so made in U.S. Dollars will not constitute an Event of Default under the Exchange Euro Notes or the Indenture. Neither the Trustee nor the Paying Agent for the Exchange Euro Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.
Holders of the Exchange Euro Notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors—An investment in the Exchange Euro Notes by a holder whose home currency is not euro entails risks..”
Listing
Exchange USD Notes
Carrier does not intend to apply for listing of the Exchange USD Notes on any securities exchange or for inclusion of the Exchange USD Notes in any automated quotation system.
Exchange Euro Notes
Carrier has applied to list the Exchange Euro Notes on the New York Stock Exchange and for the Exchange Euro Notes to be admitted to trading on the NYSE. There can be no assurances that the application to list the Exchange Euro Notes on the NYSE will be approved or that permission to deal in the Exchange Euro Notes on the NYSE will be granted, and settlement of the Exchange Euro Notes is not conditions on obtaining this listing or permission.
Ranking
The Exchange Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations and senior in right of payment to all of our future indebtedness that is subordinated to the Exchange Notes. The Exchange Notes will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated in right of payment to any existing and future indebtedness, liabilities and other obligations of our subsidiaries.
Special Mandatory Redemption
The Old Notes were subject to a special mandatory redemption provision which would have applied to the Exchange Notes if the Acquisition had not occurred on or prior to October 25, 2024. The Acquisition was consummated on January 2, 2024 and, therefore, no special mandatory redemption will be applicable to the Exchange Notes.
Offer to Purchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the Exchange Notes, unless we have exercised our right to redeem the Exchange Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Exchange Notes will have the right to require us to purchase all or a portion of such holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Notes are subject to purchase by the Company.
Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to mail or otherwise deliver in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, a notice to each holder of Exchange Notes, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable (or, in the case of a notice mailed or otherwise delivered in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•	accept or cause a third party to accept for payment all the Exchange Notes properly tendered pursuant to the Change of Control Offer;
•	deposit or cause a third party to deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all the Exchange Notes properly tendered; and
•
deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of the Exchange Notes being purchased.

We will not be required to make a Change of Control Offer with respect to the Exchange Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Exchange Notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any Exchange Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default in the payment of the Change of Control Payment on the Change of Control Payment Date.
In connection with any Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Exchange Notes validly tender and do not withdraw such Exchange Notes in the Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of those Exchange Notes validly tendered and not withdrawn by the holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, by the Company to each holder of such Exchange Notes (provided, that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Exchange Notes that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Notes are subject to purchase by the Company).
We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Exchange Notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Indenture with respect to the Exchange Notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to purchase the Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Additional Notes
We may from time to time, without notice to or the consent of the holders of the Exchange Notes, create and issue further notes of any such series ranking equally with the Exchange Notes (and being treated as a single class with the applicable series of Exchange Notes already outstanding) in all respects and having the same terms as the Exchange Notes of such series already outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof. If any additional notes are not fungible with the initial series of Exchange Notes for U.S. federal income tax purposes, then those additional notes will have a separate, not contemporaneously outstanding, CUSIP number, ISIN and Common Code, as applicable. Each series of Exchange Notes and any additional notes of such series, including any Old Notes of a series that remain outstanding after completion of the relevant exchange offer, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.
Limitation upon Liens
The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any Debt secured by a Lien on any Principal Property owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary, and the Company will not itself, and will not permit any subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that, the Exchange Notes (together with, if the Company shall so determine, any other Debt of the Company then existing or thereafter created which is not subordinate in right of payment to the Exchange Notes) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of sale and leaseback transactions involving Principal Properties entered into after the date of the issuance of the Exchange Notes (other than such sale and leaseback transactions as are permitted by the Indenture) would not exceed an amount equal to 10% of Consolidated Net Total Assets of the Company; provided that nothing contained in this covenant will prevent, restrict or apply to, and there will be excluded from secured Debt in any computation under this covenant, Debt secured by:
(a)
Liens on any property or assets of the Company or any subsidiary (including equity interests or Debt owned by the Company or any subsidiary) existing as of the date of the issuance of the Exchange Notes;

(b)
Liens on any property or assets of, or on any equity interests or Debt of, any person existing at the time such person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such person’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)
Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);
(d)
Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e)	Liens which secure Debt owing by a subsidiary to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary;
(f)
Liens arising from the assignment of moneys due and to become due under contracts between the Company or any subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)
any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for Taxes levied or imposed upon the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or other deposits or pledges similar to those referred to in this subdivision (g);

(h)
Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any subsidiary; and

(i)
any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in subdivisions (a) through (h) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or

Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property) and (2) in the case of subdivisions (a) through (c) above, the Debt secured by such Lien at such time is not increased.
For the purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by the Lien; however, the amount of Debt secured by Liens on Principal Properties and equity interests and Debt will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.
For purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the following will not be deemed to be Liens securing Debt, and, accordingly, nothing contained in this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks” will prevent, restrict or apply to: (a) any acquisition by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the process thereof, (b) any conveyance or assignment under the terms of which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any person or persons an interest in oil, gas and/or any other mineral and/or the proceeds thereof, or (c) any Lien upon any property or assets owned or leased by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the person or persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such person or persons of the Company’s or the Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.
Limitations upon Sales and Leasebacks
The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the date of the issuance of the Exchange Notes with any bank, insurance company or other lender or investor (other than the Company or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 365 days after the completion of construction and commencement of full operation thereof by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless, either:
(a)
the Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date of the issuance of the Exchange Notes (other than such sale and leaseback transactions as are permitted by the provisions described in the following paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered by the provisions described in subdivisions (a) through (i) of the first paragraph of the covenant described under the caption “—Limitation upon Liens”) without equally and ratably securing the Exchange Notes, would not exceed 10% of Consolidated Net Total Assets, or

(b)
the Company, within 365 days after the sale or transfer, applies or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of securities of any series outstanding under the Indenture or other indebtedness of the Company (other than indebtedness subordinated in right of payment to the Exchange Notes) or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of securities outstanding under the Indenture, any redemption of securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied will be reduced by (i) the principal amount of securities outstanding under the Indenture delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of the Company or a Wholly-Owned Domestic Manufacturing Subsidiary, other than such securities, voluntarily retired by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this subsection (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
Notwithstanding the foregoing, where the Company or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by the Company or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.
Existence
Subject to the covenant described under the caption “—Consolidation, Merger and Sale of Assets,” the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
Reports by the Company
The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee shall have no responsibility whatsoever to determine whether such filing has occurred.
During any time period in which the Trust Indenture Act does not apply to the Indenture or the Notes of any series issued pursuant to the Indenture, for so long as such securities remain outstanding, the Company will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Consolidation, Merger and Sale of Assets
The Company will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:
(a)
the person formed by the consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

(b)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the covenant described in this section.

The covenant described in this section will only apply to a merger or consolidation in which the Company is not the surviving person and to conveyances, leases and transfers by the Company as transferor or lessor.
Upon any consolidation by the Company with or merger by the Company into any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the covenant described in this section, the successor person formed by the consolidation or into which the Company is merged or to which the conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the successor person had been named as the Company in the Indenture. In the event of any such conveyance or transfer, the Company, except in the case of a lease, will be discharged of all obligations and covenants under the Indenture and the Notes. In case of any such consolidation, merger, conveyance, transfer or lease, certain changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.
Events of Default
When we use the term “Event of Default” with respect to the Notes of any series we mean:
(a)	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of the default for a period of 30 days;
(b)	default in the payment of the principal of (or premium, if any, on) any security of that series at its Maturity;
(c)
default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has been expressly included in the Indenture for the benefit of one or more series of Notes other than that series), and continuance of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of all affected Notes of any series issued under the Indenture then outstanding (taking such action as one class) (including any affected Exchange Notes) a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;

(d)
the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

An Event of Default with respect to the Notes of a particular series may not constitute an Event of Default with respect to the Notes of any other series.

If an Event of Default described above in clause (a) or (b) of the definition of “Event of Default” occurs with respect to the Notes of any series at the time outstanding and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes of that series may declare the principal amount of all of the Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders), and upon such declaration the principal amount of all of the Notes of that series will become immediately due and payable.
If an Event of Default described above in clause (c) of the definition of “Event of Default” occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of all affected Notes of any series issued under the Indenture then outstanding (taking such action as one class) may declare the principal amount of all affected outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders), and upon any such declaration the principal amount of all affected outstanding Notes will become immediately due and payable.
If an Event of Default described above in clause (d) or (e) of the definition of “Event of Default” occurs with respect to the Notes of any series at the time outstanding occurs, then the principal amount and any accrued interest upon all the Notes of that series will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.
Under certain circumstances the holders of a majority in aggregate principal amount of outstanding Notes of a series (or of more than one series of affected Notes (acting as one class), as the case may be), by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences.
The Company covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
If an Event of Default with respect to the Notes (or of all series issued under the Indenture, as the case may be) occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the holders of Notes (or of all series under the Indenture, as the case may be) by appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce those rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.
The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Notes of the relevant series before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to provisions in the Indenture for the indemnification of the Trustee and certain other limitations, (a) the holders of not less than a majority in principal amount of the outstanding Notes of the relevant series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (a) or (b) of the definition of “Event of Default” and (b) with respect to all Notes issued under the Indenture, the holders of not less than a majority in principal amount of all affected Notes of any series issued under the Indenture outstanding (taking such action as one class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (a) or (b) of the definition of “Event of Default.”

The Indenture provides that the Trustee may withhold notice to the holders of the Exchange Notes of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the Exchange Notes to do so.
The Indenture provides that no holder of any Exchange Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:
(a)	the holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Exchange Notes;
(b)
the holders of not less than 25% in principal amount of the outstanding Exchange Notes in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” the holders of not less than 25% in principal amount of all affected Notes of any series issued under the Indenture outstanding (making such request as one class), will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(c)	the holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)
no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the holders of not less than a majority in principal amount of the outstanding Exchange Notes in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” by the holders of not less than a majority in principal amount of all affected Notes of any series issued under the Indenture outstanding (making the direction as one class), it being understood and intended that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders of Exchange Notes, in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or of holders of all affected Notes of any series issued under the Indenture in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all holders of the Exchange Notes, in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or of holders of all affected Notes of any series issued under the Indenture in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default.”
The Indenture contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indenture.
Modification and Waiver
The Indenture provides that, without the consent of the holders of any Notes, we, together with the Trustee, at any time and from time to time, may enter into one or more supplemental indentures or other instruments, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(a)
to evidence the succession of another person to the Company and provide for the assumption by a successor person of the Company’s obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof;

(b)	to add to the covenants of the Company or to surrender any right or power conferred upon the Company in the Indenture;
(c)	to add any additional Events of Default;

(d)
to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall (i) neither (A) apply to any Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Notes with respect to such provision or (ii) become effective only when there are no Notes of any series outstanding;

(e)	to secure the Notes pursuant to the requirements of the covenant described under the caption “—Limitation upon Liens” or otherwise;
(f)	to establish the form or terms of the Notes of any series as permitted under the Indenture;
(g)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture;

(h)
to cure any ambiguity, to correct or supplement any provision under the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action will not adversely affect the interests of the holders of the Notes of any particular series in any material respect;

(i)
to supplement any of the provisions of the Indenture to the extent as necessary to permit or facilitate the defeasance and/or discharge of any series of Notes pursuant to the Indenture; provided that any such action does not adversely affect the interests of the holders of the Notes of that series or any other series of Notes in any material respect;

(j)	to provide for the guarantee by any person of any series of previously issued and outstanding Notes;
(k)
to add to the Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the Indenture is executed or any corresponding provision in any similar federal statute thereafter enacted;

(l)	to conform to any mandatory provisions of law and in particular to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
(m)	to conform the terms of the Indenture and the Notes to any provision or other description of the Notes, as the case may be, contained in an offering document related thereto;
(n)	to provide for the issuance of any additional securities under the Indenture;
(o)	to comply with the rules of any applicable securities depositary; or
(p)	to make any change in any series of Notes or to add to the Indenture such provisions that do not adversely affect in any material respect the interests of the holders of such Notes.
Other amendments and modifications of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of outstanding Notes of all series issued under the Indenture affected by the amendment or modification (voting as one class); provided, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:
(a)
change the stated maturity of the principal of, or any installment of interest on, any security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture, or change any Place of Payment where, or the coin, currency, currencies, currency units or composite currency in which, any security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be);

(b)
reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

(c)
modify (i) the requirements of the section of the Indenture described in this paragraph, (ii) provisions with respect to waiving compliance with specified provisions of the Indenture or (iii) provisions with respect to waiving specified defaults, except to increase any applicable percentage or to provide that other specified provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; provided, that this clause will not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in the foregoing requirements and provisions with respect to waiving compliance with certain provisions of the Indenture, or the deletion of this proviso, in accordance with the requirements of the Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the holders of Notes of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the holders of Notes of any other series.
If any additional Notes of any series are issued under the Indenture, then such additional Notes, together with the Exchange Notes of such series and the Old Notes of such series that remain outstanding after completion of the relevant exchange offer, will be treated together as one class for purposes of determining whether the consent or approval of holders of a specified percentage has been obtained.
It will not be necessary for any act of holders described in the foregoing provisions to approve the particular form of any proposed supplemental indenture, but it will be sufficient if the act approves the substance thereof.
Satisfaction and Discharge
The Indenture will upon Company request cease to be of further effect with respect to any series of Notes (except as to any surviving rights of registration of transfer or exchange of Notes of such series as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture as to the applicable series when:
(a)	either:
(i)
all Notes of the applicable series theretofore authenticated and delivered (other than Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Indenture and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Indenture) have been cancelled or delivered to the Trustee for cancellation; or

(ii)	all Notes of the applicable series not theretofore cancelled or delivered to the Trustee for cancellation:
(1)	have become due and payable, or
(2)	will become due and payable at their stated maturity within one year, or
(3)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clauses (ii)(1), (ii)(2) or (ii)(3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) an amount of cash (in the currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), or (B) Government Obligations applicable to the applicable Notes (determined on the basis of the currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, sufficient, in the case of clauses (B) and (C) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to, but excluding, the date of the deposit (in the case of Notes that have become due and payable) or to, but excluding, the stated maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(b)	the Company has paid or caused to be paid all other sums payable under the Indenture by the Company in respect of the applicable Notes; and
(c)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Indenture), each stating (i) that all conditions precedent in respect of such discharge have been satisfied, and (ii) such discharge is authorized and permitted by the terms and conditions of the Indenture.

Defeasance and Covenant Defeasance
The Indenture provides that the Company may elect either “defeasance” or “covenant defeasance” of the Notes of or within a series as described below:
(a)
“defeasance” means that the Company may elect to defease and be discharged from any and all obligations with respect to the applicable Notes except for the obligations to register the transfer or exchange of the applicable Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes and any related coupons, to maintain an office or agency in respect of the applicable Notes and to hold moneys for payment in trust; and

(b)
“covenant defeasance” means that the Company may elect to be released from its obligations with respect to the applicable Notes that are described under the captions “—Consolidation, Merger and Sale of Assets,” “—Existence,” “—Limitation upon Liens” and “—Limitations upon Sales and Leasebacks,” and any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the applicable Notes.

To elect either defeasance or covenant defeasance under the Indenture, the Company must deposit with the Trustee, as trust funds in trust, (a) an amount of cash (in such currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), (b) Government Obligations applicable to the applicable Notes (determined on the basis of the currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), which through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (c) a combination thereof, sufficient, in the case of clauses (b) and (c) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the applicable outstanding Notes on their scheduled due dates.
A trust of this kind may only be established if, among other things, the Company has delivered to the applicable trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, an opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Employees or Agents
The Indenture provides that no recourse will be had for the payment of principal, premium, if any, or interest, if any, on any Exchange Note, or for any claim based on or in respect of any Exchange Note or the Indenture or any supplemental indenture, against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of ours or of any successor person thereof under any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Each holder, by accepting the Exchange Notes, waives and releases all such liability.
Concerning Our Relationship with the Trustee, Securities Registrar and Paying Agent
Deutsche Bank Trust Company Americas will act as Trustee, securities registrar and Paying Agent under the Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The Indenture is and the Exchange Notes will be governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
For purposes of this “Description of the Exchange Notes,” the following definitions are applicable:
“Attributable Debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Business Day” when used in respect to (i) the Exchange Euro Notes, means any other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close, and (2) on which the Trans European Automated Real Time Gross Settlement Express Transfer System (i.e., the T2 System), or any successor or replacement for that system is open, and (ii) the Exchange USD Notes when used in respect of any Place of Payment or any other particular location referred to in the Indenture or in the Exchange USD Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.
“Calculation Date” means, with respect to any redemption date, two Business Days prior to the date of the notice of redemption relating to such redemption date.
“Change of Control” means the occurrence of any of the following after the date of issuance of the Exchange Notes:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3)of the Exchange Act) other than to the Company or one of its subsidiaries, and other than any such transaction or series of related transactions in which the holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee person representing a majority of the voting power of the transferee person’s Voting Stock immediately after giving effect thereto;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving person (or its parent) immediately after giving effect to such transaction; or

(4)	the adoption by our shareholders of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company or other person and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company or other person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other person.
“Change of Control Triggering Event” means the Exchange Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Exchange Notes at the commencement of any Trigger Period, the Exchange Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Consolidated Net Total Assets” means the total amount of assets of the Company and its consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as set forth on the most recent consolidated balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Company or its consolidated subsidiaries since the date of such balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such consolidated balance sheet).
“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.
“DTC” means, for purposes of this “Description of the Exchange Notes,” The Depository Trust Company, its nominees and their respective successors.
“Government Obligations” means (i) with respect to the Exchange Euro Notes, any security denominated in euro that is (1) a direct obligation of any country that is a member of the European Monetary Union and whose long-term debt is rated A-1 or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another nationally recognized statistical rating organization in the United States on the date of the Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof, and (ii) with respect to the Exchange USD Notes, securities that are (a) direct obligations of the government that issued the currency in which the Exchange USD Notes of a particular series are payable or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government or entity that issued the currency in which the Exchange USD Notes of a particular series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of the government payable in such currency and are not callable or redeemable at the option of the issuer thereof and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.
“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision), as in effect at the time of the issuance of such obligations.
“Interest Payment Date” when used with respect to any Exchange Notes, means the date specified in such Exchange Notes as the fixed date on which an installment of interest is due and payable.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Lien” means any pledge, mortgage, lien, encumbrance and security interest.
“Material Acquisition” means any acquisition by the Company or any of its subsidiaries of (a) equity interests in any person if, after giving effect thereto, such person will become a subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.
“Material Disposition” means any sale, transfer or other disposition by the Company or any of its subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any person that are owned by the Company or any of its subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Company or any of its subsidiaries in excess of $50,000,000.

“Maturity” means the date on which the principal (or premium, if any) of such Note or an installment of principal becomes due and payable as provided by the Indenture or the Note, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Place of Payment” means, when used with respect to the Exchange Notes of or within any series, the place or places where the principal of (and premium, if any) and interest on such Exchange Notes are payable, as contemplated by the Indenture.
“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Total Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of the Company (or any duly authorized committee thereof), is not of material importance to the total business conducted by the Company and its subsidiaries, taken as a whole.
“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P cease to provide rating services to issuers or investors or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization,” as defined under Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, as applicable; provided, that we shall give notice of such appointment to the Trustee.
“Record Date” means the close of business on the date that is fifteen calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided, that if any of the Exchange Notes are held by a securities depositary in book-entry form, the Record Date for those Exchange Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.
“S&P” means S&P Global Ratings, and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
“Wholly-Owned Domestic Manufacturing Subsidiary” means any subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its subsidiaries, or (c) is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of the Indenture by a board resolution.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
Exchange Euro Notes
Carrier will issue the Exchange Euro Notes initially in the form of one or more global notes (the “global notes”) in fully registered, book-entry form.
The global notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream.
Ownership of beneficial interest in each global note will be represented through book-entry accounts in financial institutions acting on behalf of beneficial owners ad accountholders in Euroclear and Clearstream. Investors may hold interests in the global notes through either Euroclear or Clearstream, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems.
Euroclear and Clearstream
Carrier has obtained the information in this section concerning Euroclear and Clearstream and the book-entry system and procedures from sources that it believes to be reliable, but Carrier takes no responsibility for the accuracy of this information.
Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants and between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, S.A./N.V. (the “Euroclear Operator”) and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to Exchange Euro Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.
Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.

Distributions with respect to the Exchange Euro Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.
Book-entry procedures for the Exchange Euro global notes
Transfers of any interests in Exchange Euro Notes represented by a Global Note within Euroclear and Clearstream will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.
On or after the issue date of the Exchange Euro Notes, transfers of Exchange Euro Notes represented by a global note between accountholders in Euroclear and Clearstream will generally have a settlement date three business days after the trade date (T+3). The customary arrangements for delivery versus payment will apply to such transfers.
Clearstream and Euroclear have each published rules and operating procedures designed to facilitate transfers of beneficial interests in global notes.
Notes among participants and accountholders of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time.
None of Carrier or the Trustee will be responsible for any performance by Clearstream or Euroclear or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Exchange Euro Notes represented by a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Carrier will make payments in respect of the Exchange Euro Notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the Trustee; provided, however, that at Carrier's option payment of interest in respect of definitive notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of the relevant Exchange Euro Notes, in immediately available funds to accounts maintained by the holder of Exchange Euro Notes or its nominee; provided further that in the case of a definitive note (x) the holder thereof shall have provided written wiring instructions to the Trustee on or before the related record date and (y) if appropriate instructions for any such wire transfer are not received by the related record date, then such payment shall be made by check mailed to the address of such holder specified in the security register.
If the principal of or any premium or interest on the Exchange Euro Notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.
For these purposes “Payment Business Day” means any day that is:
a)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in, in the case of definitive notes only, the relevant place of presentation;

b)	a day on which the TARGET 2 System is open, and
c)	in the case of any payment in respect of a global note, a day on which Euroclear and/or Clearstream, as the case may be, settle(s) payments in euro.
For these purposes “TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System.
Exchange of global notes for definitive notes
Carrier will issue definitive notes upon surrender of the global notes in accordance with their terms only if:
a)	an event of default has occurred and is continuing; or
b)	either Euroclear or Clearstream is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or
c)
Carrier would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream which would not be suffered were the Exchange Euro Notes in definitive form and a certificate to such effect signed by an authorized signatory of Carrier is given to the Trustee.

Thereupon (in the case of (a) or (b) above) the holder of a global note (acting on behalf of one or more of the accountholders) or the Trustee, the Paying Agent, the security registrar may give notice to Carrier and (in the case of (c) above) Carrier may give notice to the Trustee and the holders of Exchange Euro Notes, of its intention to exchange a global note for definitive notes on or after the Exchange Date (as defined below).
On or after the Exchange Date the holder of the global note may, or in the case of (c) above, shall surrender it to or to the order of the Paying Agent. In exchange for the global note, Carrier shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, Carrier will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive notes.
For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream are located.
In all cases, definitive notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant global notes.
None of Carrier, the Trustee, the Paying Agent or the security registrar will be liable for any delay by the holder of the relevant global notes in identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).
Exchange USD Notes
The Global Notes
Like the Old USD Notes, the Exchange USD Notes will be issued in the form of registered notes in global form, without interest coupons.
Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Exchange USD global notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We have provided the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.
DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations; and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Exchange USD Notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have the Exchange USD Notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the Exchange USD Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of the Exchange USD Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the Exchange USD Notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the Business Day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the Business Day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Exchange USD Notes
Exchange USD Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days;
•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or
•	there shall have occurred and be continuing an Event of Default with respect to the Exchange USD Notes and DTC notifies the Trustee of its decision to exchange the global notes for certificated notes.

REGISTRATION RIGHTS AGREEMENTS
Carrier and the initial purchasers entered into Registration Rights Agreements, with respect to the Old Euro Notes, on November 29, 2023, and, with respect to the Old USD Notes, on November 30, 2023. Pursuant to the Registration Rights Agreements, Carrier agreed, among other things, for the benefit of the holders of the Old Notes to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Old Notes for Exchange Notes with terms substantially identical in all material respects to such series of Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions, and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes; additionally, the Exchange Euro Notes will not be listed on The International Stock Exchange) and (2) cause the registration statement to be declared effective under the Securities Act. After the SEC declares the exchange offer registration statement effective, Carrier will offer the Exchange Notes in return for the Old Notes. Each of the exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date Carrier electronically delivers notice of such exchange offers to the holders of the applicable Old Notes. For each Old Note surrendered to Carrier pursuant to an exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes.
Under existing SEC interpretations, Exchange Notes acquired in the exchange offers by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of Carrier, as such terms are interpreted by the SEC, however, participating broker-dealers receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.
Generally, Old Notes of any series not tendered in the applicable exchange offer will maintain the same interest and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreements (including with respect to increases in annual interest rate described below) after the consummation of the applicable exchange offer.
In the event that Carrier determines that registered exchange offers are not available under applicable law or may not be completed as soon as practicable after the last date for acceptance of Old Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if all of the exchange offers are not for any other reason completed by the later of November 28, 2024, in the case of the Old Euro Notes, and November 29, 2024, in the case of the Old USD Notes and, in certain limited circumstances, the date on which Carrier receives a written request from any initial purchaser representing that it holds Old Notes that are or were ineligible to be exchanged in a registered exchange offer, Carrier will use its commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to resales of the relevant Old Notes. Carrier will, in the event of such a shelf registration, provide to each participating holder of Old Notes copies of a prospectus (if requested by the participating holder), notify each participating holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of registrable securities (as defined below) that sells Old Notes under the shelf registration statement generally will be required to make certain representations to Carrier, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from Carrier.
If a registration default (as defined below) occurs with respect to a series of registrable securities under the Registration Rights Agreements, then additional interest shall accrue on the principal amount of the Old Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all registration defaults are cured. Notwithstanding the foregoing, if the applicable exchange offer with respect to a series of Old Notes is consummated, any holder who was, at the time the exchange offer was pending and consummated, eligible to exchange and did not validly tender, or withdrew, its Old Notes for Exchange Notes in the exchange offer, will not be entitled to receive any additional interest and, upon consummation of the exchange offer, the Old Notes will no longer constitute registrable securities under the Registration Rights Agreements.
A “registration default” occurs if (i) the exchange offer registration statement is not deemed effective on or prior to November 28, 2024, in the case of the Old Euro Notes, and November 29, 2024, in the case of the Old USD Notes, (ii) the exchange offers are not consummated prior to November 28, 2024, in the case of the Old Euro Notes, and November 29, 2024, in the case of the Old USD Notes and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of November 28, 2024, in the case of the Old Euro Notes, and November 29, 2024, in the case of the Old USD Notes, and 60 days after the delivery of a request by an initial purchaser for the filing of a shelf registration statement, or (iii) if a shelf registration is required, such shelf registration statement and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (x) on more than two occasions of at least 30 consecutive days during the shelf effectiveness period or (y) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or usable for resales of registrable securities exists for more than 90 days (whether or not consecutive) in any 12-month period.
“registrable securities” initially means the Old Notes; provided that the Old Notes will cease to be registrable securities upon the earliest to occur of the following: (1) when a registration statement with respect to such Old Notes has become effective and such Old Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Old Notes cease to be outstanding, (3) when such Old Notes have been resold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that we shall have removed or caused to be removed any restrictive legend on the Old Notes, or (4) November 28, 2026, in the case of the Old Euro Notes, and November 29, 2026, in the case of the Old USD Notes.
The Exchange Notes will be issued in the form of global notes. See “Book-Entry Settlement and Clearance.”
This summary of the provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of material U.S. federal income tax considerations relating to the exchange of the Old Notes for the Exchange Notes in the exchange offers, but it does not purport to be a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of the Old Notes who hold the Old Notes as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions; dealers in securities or currencies; traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders having a “functional currency” other than the U.S. Dollar, accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), holders who hold the Old Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” and “passive foreign investment companies.” This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not discuss any consequences resulting from the Medicare tax on net investment income or the effect of any applicable federal estate or gift, state, local or non-U.S. tax laws. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the exchange of the Old Notes for the Exchange Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Old Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding the Old Notes should consult his, her or its tax advisor regarding the tax consequences of the exchange of the Old Notes for the Exchange Notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. PROSPECTIVE NVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OLD NOTES FOR THE EXCHANGE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
Consequences of Tendering the Old Notes
The exchange of the Old Notes for the Exchange Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of the Old Notes for the Exchange Notes, your basis in the Exchange Notes will be the same as your basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period for the Old Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.
Carrier will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers, and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration time of the exchange offers, Carrier will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Carrier has agreed to pay certain expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreements, including liabilities under the Securities Act.
Selling Restrictions
Notice to Canadian Residents
The Exchange Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Prohibition of Sales to EEA Retail Investors
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of Exchange Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the Exchange Notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
In the UK, this prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” as defined in the UK Prospectus Regulation who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the Exchange Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Exchange Notes will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or its contents. The Exchange Notes are not being offered to the public in the UK.
Prohibition of Sales to Prospective Investors in the Republic of Italy
The offering of the Exchange Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Exchange Notes may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the Exchange Notes be distributed in the Republic of Italy, except: (i) to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any application provision of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Italian Commissione Nazionale per le Società e la Borsa (CONSOB) regulations; or (ii) in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time, and the applicable Italian laws.

Any offer, sale or delivery of the Exchange Notes or distribution of copies of this prospectus or any other document relating to the Exchange Notes in the Republic of Italy under (i) or (ii) above must: (a) be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993 (as amended, the Italian Consolidated Banking Act); and (b) comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Italian Consolidated Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the Exchange Notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The Exchange Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Exchange Notes has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the Exchange Notes to the public in France.
Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1" -or-2" -or 3" of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Exchange Notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The Exchange Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and, accordingly, no Exchange Notes may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore, and the offer of the Exchange Notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA or (ii) to an accredited investor as defined in Section 4A of the SFA pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Exchange Notes. The Exchange Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Exchange Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchange Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus or marketing material relating to the Exchange Notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus will not be filed with, and the offer of the Exchange Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Exchange Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Exchange Notes.
Notice to Prospective Investors in the United Arab Emirates
The Exchange Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Exchange Notes offered hereby should conduct their own due diligence on the Exchange Notes. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Exchange Notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
The Exchange Notes may not be offered for sale, nor may application for the sale or purchase of any Exchange Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus nor any other offering material or advertisement relating to the Exchange Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Exchange Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.
Notice to Prospective Investors in South Korea
The Exchange Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law of Korea (the “FETL”) and the decrees and regulations thereunder. The Exchange Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in South Korea. Furthermore, the Exchange Notes may not be resold to South Korean residents unless the purchaser of the Exchange Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Exchange Notes.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Taiwan
The Exchange Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Exchange Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

LEGAL MATTERS
Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass on the validity of the Exchange Notes offered in these exchange offers.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of Carrier Global Corporation for the three-month periods ended March 31, 2023 and 2022, the three- and six-month periods ended June 30, 2023 and 2022, and the three- and nine-month periods ended September 30, 2023 and 2022, each of which is incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 26, 2023, July 27, 2023, and October 26, 2023, respectively, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.
INDEPENDENT AUDITORS
The audited historical financial statements of the Climate Solutions Business of Viessmann Climate Solutions SE included in Exhibit 99.2 of Carrier Global Corporation’s Current Report on Form 8-K dated January 2, 2024 have been so incorporated in reliance on the report (which contains a qualified opinion due to the missing presentation of comparative figures for the year ended December 31, 2022 and contains an emphasis of matter concerning significant transactions entered with a related party) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) under the Securities Act that registers the Exchange Notes that will be offered in exchange for the Old Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Exchange Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
We maintain a website at www.corporate.carrier.com that contains information regarding our company, including copies of reports and other information we file with the SEC. We also provide these documents free of charge to any holders of Exchange Notes requesting a copy by writing to:
Carrier Global Corporation
13995 Pasteur Boulevard
Palm Beach Gardens, FL 33418
Attention: Investor Relations Department
Carrier also maintains an Internet site at www.carrier.com. Carrier’s website and the information contained herein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus, or in any filings with, or any information furnished or submitted to, the SEC.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus; the information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, information deemed to be “furnished” and not “filed” under SEC rules and regulations) after the date of this prospectus. The documents we incorporate by reference are:
•
our Annual Report on Form 10-K for the year ended December 31, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 7, 2023, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023; and
•
our Current Reports on Form 8-K filed with the SEC on April 21, 2023, April 25, 2023 (Film No. 23845571, Item 8.01 only), April 26, 2023, May 25, 2023, June 12, 2023, November 13, 2023 (Item 8.01 only), November 16, 2023, November 30, 2023, December 13, 2023 and January 2, 2024 (excluding Item 7.01).

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above. We will also provide a copy of any or all of the documents incorporated by reference into this prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus), without charge, to each person to whom a copy of this prospectus has been delivered, upon written request directed to our address described above.

CARRIER GLOBAL CORPORATION

EXCHANGE OFFERS FOR

€750,000,000 4.375% NOTES DUE 2025
€750,000,000 4.125% NOTES DUE 2028
€850,000,000 4.500% NOTES DUE 2032
$1,000,000,000 5.800% NOTES DUE 2025
$1,000,000,000 5.900% NOTES DUE 2034
$1,000,000,000 6.200% NOTES DUE 2054
FOR

ANY AND ALL OUTSTANDING

€750,000,000 4.375% NOTES DUE 2025
€750,000,000 4.125% NOTES DUE 2028
€850,000,000 4.500% NOTES DUE 2032
$1,000,000,000 5.800% NOTES DUE 2025
$1,000,000,000 5.900% NOTES DUE 2034
$1,000,000,000 6.200% NOTES DUE 2054
PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.	Indemnification of Directors and Officers.
Section 5.1 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify and hold harmless, to the full extent permitted from time to time under the General Corporation Law of the State of Delaware (the “DGCL”), each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of the Registrant, of any constituent corporation absorbed in a consolidation or merger or of a subsidiary of the Registrant, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Registrant, any such constituent corporation or a subsidiary of the Registrant. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by the Registrant’s amended and restated bylaws, the Registrant may purchase and maintain at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
To the fullest extent permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director.
Item 21.	Exhibits and Financial Statement Schedules.
Number	Description
2.1
Separation and Distribution Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation (incorporated by reference to Exhibit 2.1 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)

3.1
Amended and Restated Certificate of Incorporation of Carrier Global Corporation (incorporated by reference to Exhibit 3.1(b) of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)

3.2	Amended and Restated Bylaws of Carrier Global Corporation (incorporated by reference to Exhibit 3.2 of Carrier Global Corporation's Annual Report on Form 10-K filed with the SEC on February 8, 2022)

4.1
Indenture, dated November 29, 2023, between Carrier Global Corporation and Deutsch Bank Trust Company (incorporated by reference to Exhibit 4.1 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)

4.2
Supplemental Indenture No. 1, dated November 29, 2023, between Carrier Global Corporation and Deutsch Bank Trust Company (incorporated by reference to Exhibit 4.2 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)

4.3
Supplemental Indenture No. 2, dated November 30, 2023, between Carrier Global Corporation and Deutsch Bank Trust Company (incorporated by reference to Exhibit 4.3 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)

4.4	Form of Carrier Global Corporation’s 4.375% Notes due 2025, 4.125% Notes due 2028 and 4.500% Notes due 2032 (included as Annex 1 to Exhibit 4.2)

4.5	Form of Carrier Global Corporation’s 5.800% Notes due 2025, 5.900% Notes due 2034 and 6.200% Notes due 2054 (included as Annex 1 to Exhibit 4.3)

Number	Description
4.6
Registration Rights Agreement, dated November 29, 2023, by and among Carrier Global Corporation, J.P. Morgan Securities plc, Merrill Lynch International, Citigroup Global Markets Limited, HSBC Bank plc, Barclays Bank PLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, BNP Paribas, Deutsche Bank AG, London Branch, Intesa Sanpaolo S.p.A., Mizuho International plc, MUFG Securities EMEA plc, SMBC Nikko Capital Markets Limited, UniCredit Bank AG, Wells Fargo Securities International Limited, Bank of Montreal, London Branch, Commerzbank Aktiengesellschaft, ICBC Standard Bank Plc, Loop Capital Markets LLC, Société Générale, and Siebert Williams Shank & Co., LLC (incorporated by reference to Exhibit 4.4 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)

4.7
Registration Rights Agreement, dated November 30, 2023, by and among Carrier Global Corporation, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. (incorporated by reference to Exhibit 4.5 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)

5.1	Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

15.1	Awareness Letter of PricewaterhouseCoopers LLP

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K (File No. 001-39220) for the year ended December 31, 2022)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages attached hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, dated as of January 9, 2024, of Deutsche Bank Trust Company Americas, as trustee under the Indenture

99.1	Form of Letter of Transmittal

107	Filing Fee Table
Item 22.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(10)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 16, 2024, in the City of Palm Beach Gardens, State of Florida.
CARRIER GLOBAL CORPORATION

By:	/s/ Kevin O’Connor
Name: Kevin O’Connor
Title: Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY
BE IT KNOWN BY THESE PRESENT, that each director whose signature appears below constitutes and appoints DAVID GITLIN, PATRICK GORIS, KEVIN O’CONNOR and KYLE CROCKETT and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462, and otherwise, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on January 16, 2024.
Signature	Title

/s/ David Gitlin	Director, President and Chief Executive Officer (Principal Executive Officer)
David Gitlin

/s/ Patrick Goris	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
Patrick Goris

/s/ Kyle Crockett	Vice President, Controller (Principal Accounting Officer)
Kyle Crockett

/s/ Jean-Pierre Garnier
Jean-Pierre Garnier	Director

/s/ John J. Greisch
John J. Greisch	Director

/s/ Charles M. Holley, Jr.
Charles M. Holley, Jr.	Director

/s/ Michael M. McNamara
Michael M. McNamara	Director

/s/ Susan N. Story
Susan N. Story	Director

/s/ Michael A. Todman
Michael A. Todman	Director

/s/ Maximilian Viessmann
Maximilian Viessmann	Director

/s/ Virginia M. Wilson
Virginia M. Wilson	Director

/s/ Beth A. Wozniak
Beth A. Wozniak	Director